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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-128160

        PROSPECTUS SUPPLEMENT
(To Prospectus Dated September 7, 2005)

800,000 Shares

Tanger Factory Outlet Centers, Inc.

7.5% Class C Preferred Shares
(Liquidation Preference $25.00 Per Share)

        We are offering to certain investment advisory clients of Cohen & Steers Capital Management, Inc., Neuberger Berman, LLC and ING Clarion Real Estate Securities L.P. 800,000 of our 7.5% Class C Preferred Shares, par value $0.01 per share, which we refer to in this prospectus supplement as our Class C Preferred Shares on the terms summarized below. The offering is scheduled to close on February 16, 2006.

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  We will pay cumulative dividends on our Class C Preferred Shares from (and including) the date of original issuance at the rate of 7.5% per annum of the $25.00 liquidation preference, which is equivalent to a fixed annual amount of $1.875 per share. However, during any period of time that both (i) the Class C Preferred Shares are not listed on the New York Stock Exchange, or NYSE, or the American Stock Exchange, or AMEX, or quoted on NASDAQ, and (ii) we are not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, but Class C Preferred Shares are outstanding, we will increase the cumulative cash distributions payable on the Class C Preferred Shares to a rate of 8.5% per year of the $25.00 liquidation preference (equivalent to $2.125 per year per share).

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  Dividends on our Class C Preferred Shares will be paid quarterly in arrears on or before the 15th day of February, May, August and November of each year, commencing on February 15, 2006. Purchasers in this offering will not receive the dividends paid on February 15, 2006.

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  The Class C Preferred Shares will have no stated maturity, will not be subject to any sinking fund or mandatory redemption and will not be convertible into or exchangeable for any of our other securities.

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  The Class C Preferred Shares will rank senior to our common shares as to rights to dividends and upon liquidation.

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  We may not redeem our Class C Preferred Shares before November 14, 2010, except in limited circumstances to preserve our status as a real estate investment trust or as described below. On or after November 14, 2010, we may, at our option, redeem our Class C Preferred Shares, in whole or from time to time in part, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends on such Class C Preferred Shares up to and including the redemption date.

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  If at any time both (i) the Class C Preferred Shares cease to be listed on the NYSE or the AMEX, or quoted on NASDAQ, and (ii) we cease to be subject to the reporting requirements of the Exchange Act, but Class C Preferred Shares are outstanding, we will have the option to redeem the Class C Preferred Shares, in whole but not in part, within 90 days of the date upon which the Class C Preferred Shares cease to be listed and we cease to be subject to such reporting requirements, for cash at $25.00 per share, plus accrued and unpaid distributions, if any, to the redemption date.

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  Holders of Class C Preferred Shares will generally have no voting rights, but will have limited voting rights if we fail to pay dividends for six or more quarterly periods, whether or not consecutive, and in certain other events. We have previously issued shares of Class C Preferred Shares.

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  We are organized and conduct our operations to maintain our qualification as a real estate investment trust for U.S. federal income tax purposes. To assist us in complying with certain federal income tax requirements applicable to real estate investment trusts, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8% on our Class C Preferred Shares.

        Our Class C Preferred Shares currently trade on the NYSE under the symbol "SKT-PC". The price of the Class C Preferred Shares as of the date of this prospectus supplement is $24.98.

        Investing in our Class C Preferred Shares involves risks. See "Risk Factors" on page S-3 of this prospectus supplement and page 2 in the accompanying prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering Price(1)	$25.0000	$20,000,000
Proceeds to us (before expenses)	$24.51	$19,608,000

(1)
Plus accrued dividends, if any, from (and including) the date of the original issuance.

The date of this prospectus supplement is February 8, 2006.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

i

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus include forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties, and assumptions about the company and the operating partnership, including, among other things:

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  national and local general economic and market conditions;

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  demographic changes; our ability to sustain, manage or forecast our growth; existing governmental regulations and changes in or the failure to comply with, government regulations;

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  adverse publicity; liability and other claims asserted against us;

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  competition;

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  the risk that we may not be able to finance our planned development activities;

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  risks related to the retail real estate industry in which we compete, including the potential adverse impact of external factors such as inflation, tenant demand for space, consumer confidence, unemployment rates and consumer tastes and preferences;

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  the risk that historically high fuel prices may impact consumer travel and spending habits;

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  risks associated with our development activities, such as the potential for cost overruns, delays and lack of predictability with respect to the financial returns associated with these development activities;

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  risks associated with real estate ownership, such as the potential adverse impact of changes in the local economic climate on the revenues and the value of our properties;

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  risks that we incur a material, uninsurable loss of our capital investment and anticipated profits from one of our properties, such as those that result from wars, earthquakes or hurricanes;

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  risks that a significant number of tenants may become unable to meet their lease obligations, including as a result of tenant bankruptcies, or that we may be unable to renew or re-lease a significant amount of available space on economically favorable terms;

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  fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans;

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  business disruptions;

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  the ability to attract and retain qualified personnel;

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  the ability to realize planned costs savings in acquisitions; and

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  retention of earnings.

        Additional factors that may cause risks, uncertainties and assumptions include those discussed in the section entitled "Business" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 or annual report, including the subheadings entitled "Recent Developments," "The Factory Outlet Concept," "Our Factory Outlet Centers," "Business, Growth and Operating Strategy," "Capital Strategy," "Competition," and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the annual report.

        We disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

ii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights the information contained in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the shares. You should read the prospectus supplement and the prospectus, as well as the documents incorporated herein and therein by reference. Unless the context indicates otherwise, the term the "company" refers to Tanger Factory Outlet Centers, Inc. and its consolidated subsidiaries and the term "operating partnership" refers to Tanger Properties Limited Partnership and its consolidated subsidiaries. The terms "we," "our" and "us" refer to the company or the company and the operating partnership together, as the context requires. Unless otherwise indicated, (i) property and financial information in this prospectus supplement is presented as of, or for the period ended, September 30, 2005 and (ii) the pro forma financial information in this prospectus supplement is provided assuming this offering, the previous offering of 7.5% Class C Preferred Shares, offering of unsecured debt, the early repayment of certain mortgages and the Charter Oak portfolio acquisition had occurred as of the beginning of each respective period for which such financial information is provided.

Tanger Factory Outlet Centers, Inc.

The Company

        We are one of the largest owners and operators of factory outlets in the United States. We are a fully-integrated, self-administered and self-managed real estate investment trust, or REIT, that focuses exclusively on developing, acquiring, owning, leasing and managing factory outlet centers. As of September 30, 2005, we owned interests in or managed 33 factory outlet centers in 22 states with a total gross leasable area, or GLA, of approximately 8.7 million square feet. These factory outlet centers were 97% occupied and contained over 2,000 stores, representing over 400 store brands.

        Tanger GP Trust, our wholly owned subsidiary, serves as the general partner of our operating partnership. The factory outlet centers and other assets of our business are owned by, and all of our operations are conducted through, our operating partnership. Accordingly, the descriptions of the business, employees and properties of the company are also descriptions of the business, employees and properties of our operating partnership.

Recent Developments

  Acquisition of Joint Venture Partner Interest in COROC Holdings, LLC

        On November 22, 2005, we closed on a $282.5 million acquisition of the remaining two-thirds interest in the Charter Oak portfolio owned by an affiliate of Blackstone Real Estate Advisors. The Charter Oak portfolio, comprised of nine factory outlet centers (including approximately 3.3 million square feet), was acquired in December 2003 by a joint venture company, in which we owned a one-third interest and Blackstone owned a two-thirds interest. We have provided management, leasing and marketing services for these factory outlet centers since December 2003. As a result of this acquisition, the total amount of wholly-owned square feet in our real estate portfolio will increase by 66.0%, from approximately 5.0 million square feet to 8.2 million square feet. Funding sources for the acquisition included proceeds from the September 2, 2005 sale of 3.0 million common shares at $27.09 per share, the November 4, 2005 sale of $250 million of 6.15% senior unsecured notes due November 15, 2015, the November 14, 2005 issuance of 2,200,000 7.5% Class C preferred shares at a price of $25.00 per share and amounts drawn down on our unsecured lines of credit. Excess proceeds from the offerings were used to prepay a $77.4 million mortgage with John Hancock and an associated prepayment premium of $9.4 million on October 3, 2005.

  Mortgage Repayments

        On October 3, 2005, we completed the prepayment of John Hancock mortgages totaling $77.4 million, which were secured by four properties in our portfolio. Interest rates on these mortgages ranged from 7.875% to 7.98%. In addition to the $77.4 million of principal and interest, we also paid a prepayment premium of $9.4 million. We funded the transaction using a portion of the proceeds from our September common share offering, as described above, as well as amounts available under our unsecured lines of credit. The repayment of the mortgages unencumbered the following factory outlet centers: Kittery, Maine; San Marcos, Texas; West Branch, Michigan and Williamsburg, Iowa.

  Debt Rating Upgrade

        In October 2005, Standard and Poor's, a division of The McGraw-Hill Companies, or Standard & Poor's, announced an upgrade in our senior unsecured debt rating to BBB-, citing the recent paydown of $77.4 million of mortgage debt along with expectations of lower encumbrance levels going forward. The Standard and Poor's announcement also stated that the financial outlook of our company was stable as a result of our "well-leased and profitable portfolio."

        During the second quarter of 2005, Moody's Investors Service, Inc. announced an upgrade of our senior unsecured debt rating to an investment grade rating of Baa3, citing our success in integrating the Charter Oak portfolio, improved performance of our portfolio of properties and progress in unencumbering a number of our properties. The rating also takes into account our staggered debt maturity schedule and our sufficient liquidity.

  Locust Grove, Georgia Center Expansion

        Construction of a 46,400 square foot expansion was completed at our center in Locust Grove, Georgia. The majority of stores opened during the third quarter with the remaining stores commencing operations during the fourth quarter of 2005. Tenants in the expansion include Polo/Ralph Lauren, Skechers, Children's Place and others. Including the expansion, our Locust Grove center now totals approximately 294,000 square feet.

  Foley, Alabama Center Expansion

        The company has also completed a 21,300 square foot expansion at our center located in Foley, Alabama. The majority of stores commenced operations during the fourth quarter of 2005. Tenants in the expansion include Ann Taylor, Skechers, Tommy Hilfiger and others. Including the expansion, our Foley center totals approximately 557,000 square feet.

  Development Projects: Wisconsin Dells, Wisconsin; Charleston, South Carolina; Deer Park (Long Island), New York and Pittsburgh, Pennsylvania

        Our minimum internal 50% pre-leasing requirement has been met on our Charleston, South Carolina project and our Wisconsin Dells, Wisconsin project. Both projects are under construction and are expected to open in the fourth quarter of 2006. We are continuing the pre-development and leasing of two additional previously announced sites located in Pittsburgh, Pennsylvania and Deer Park, New York. Both of these projects are expected to be delivered in the fourth quarter of 2007.

RISK FACTORS

        An investment in our Class C Preferred Shares involves risks. In addition to the matters discussed under the heading "Risk Factors" on page 2 of the accompanying prospectus and other information in this prospectus supplement, the accompanying prospectus and other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, you should consider carefully the following risk factors before deciding to invest in our Class C Preferred Shares.

The trading price of our Class C Preferred Shares could be substantially affected by various factors.

        As with other publicly traded securities, the trading price of our Class C Preferred Shares will depend on many factors, which may change from time to time, including:

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  prevailing market interest rates;

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  the market for similar securities;

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  general economic and financial market conditions;

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  our issuance of debt or preferred equity securities; and

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  our financial condition, performance and prospects.

        For example, an increase in market interest rates may have a negative effect on the trading price of our Class C Preferred Shares.

Our Class C Preferred Shares are subordinated to our existing and future indebtedness.

        Payment of amounts due on our Class C Preferred Shares will be subordinated to all of our existing and future indebtedness. As of September 30, 2005, our total indebtedness was approximately $434.6 million. In addition, between September 30, 2005 and February 7, 2006, we borrowed an additional $49.5 million under our unsecured lines of credit. On October 3, 2005, we completed the prepayment of certain mortgage indebtedness totaling $77.4 million. In addition to the $77.4 million of principal and interest, we also paid a prepayment premium of $9.4 million. We may incur additional indebtedness in the future to finance potential acquisitions or the development of new properties.

Our future offerings of preferred equity securities may adversely affect the value of our Class C Preferred Shares.

        We may issue additional Class C Preferred Shares and/or other classes or series of preferred shares. The issuance of additional preferred shares on parity with or senior to our Class C Preferred Shares with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up could reduce the amounts we may have available for distribution to holders of our Class C Preferred Shares. None of the provisions relating to our Class C Preferred Shares contain any provisions affording the holders of our Class C Preferred Shares protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all of our assets or businesses, that might adversely affect the value of our Class C Preferred Shares.

As a result of our obligations to creditors and holders of any securities ranking senior to our Class C Preferred Shares that may be outstanding in the future, we may not be able to make dividend or liquidation payments to you.

        Our Class C Preferred Shares will rank senior to our common shares; on parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on parity with our Class C Preferred Shares; junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to our Class C Preferred Shares; and junior to all of our indebtedness.

        As of September 30, 2005, our total indebtedness was approximately $434.6 million, and we expect to incur additional indebtedness in the future to finance the acquisition or development of new properties. The terms of our Class C Preferred Shares do not limit our ability to incur indebtedness. If we incur significant indebtedness, we may not have sufficient funds to make dividend or liquidation payments on our Class C Preferred Shares. In addition, in connection with our existing and future indebtedness, we may be subject to restrictive covenants or other provisions that may prevent our subsidiaries from distributing to us cash needed for payments on our Class C Preferred Shares or may otherwise limit our ability to make dividend or liquidation payments on our Class C Preferred Shares. Upon our liquidation, our obligations to our creditors would rank senior to our Class C Preferred Shares and would be required to be paid before any payments could be made to holders of our Class C Preferred Shares.

We face competition for the acquisition of factory outlet centers, and we may not be able to complete acquisitions that we have identified.

        One component of our business strategy is expansion through acquisitions, and we may not be successful in completing acquisitions that are consistent with our strategy. We compete with institutional pension funds, private equity investors, other REITs, small owners of factory outlet centers, specialty stores and others who are engaged in the acquisition, development or ownership of factory outlet centers and stores. These competitors may affect the supply/demand dynamics and, accordingly, increase the price we must pay for factory outlet centers we seek to acquire, and these competitors may succeed in acquiring those factory outlet centers themselves. Also, our potential acquisition targets may find our competitors to be more attractive acquirors because they may have greater marketing and financial resources, may be willing to pay more, or may have a more compatible operating philosophy. In addition, the number of entities competing for these factory outlet centers may increase in the future, which would increase demand for factory outlet centers and the prices we must pay to acquire them. If we pay higher prices for factory outlet centers, our profitability may be reduced. Also, once we have identified potential acquisitions, such acquisitions are subject to the successful completion of due diligence, the negotiation of definitive agreements and the satisfaction of customary closing conditions, and we cannot assure you that we will be able to reach acceptable terms with the sellers or that these conditions will be satisfied.

The economic performance and the market value of our factory outlet centers are dependent on risks associated with real property investments.

        Real property investments are subject to varying degrees of risk. The economic performance and values of real estate may be affected by many factors, including changes in the national, regional and local economic climate, inflation, unemployment rates, consumer confidence, local conditions such as an oversupply of space or a reduction in demand for real estate in the area, the attractiveness of the properties to tenants, competition from other available space, our ability to provide adequate maintenance and insurance and increased operating costs.

We may be unable to successfully bid for and develop economically attractive factory outlet centers.

        We intend to actively pursue factory outlet center development projects, including the expansion of existing centers. These projects generally require expenditure of capital on projects that may not be completed as well as various forms of government and other approvals. We cannot be assured that we will be able to get financing on acceptable terms or be able to get the necessary approvals.

Our earnings and therefore our profitability is entirely dependent on rental income from real property.

        Substantially all of our income is derived from rental income from real property. Our income and funds for distribution would be adversely affected if a significant number of our tenants were unable to meet their obligations to us or if we were unable to lease a significant amount of space in our centers on economically favorable lease terms. In addition, the terms of factory outlet store tenant leases traditionally have been significantly shorter than in other retail segments. There can be no assurance that any tenant whose lease expires in the future will renew such lease or that we will be able to re-lease space on economically favorable terms.

We are substantially dependent on the results of operations of our retailers.

        Our operations are necessarily subject to the results of operations of our retail tenants. A portion of our rental revenues are derived from percentage rents that directly depend on the sales volume of certain tenants. Accordingly, declines in these tenants' results of operations would reduce the income produced by our properties. If the sales of our retail tenants decline sufficiently, such tenants may be unable to pay their existing rents as such rents would represent a higher percentage of their sales. Any resulting leasing delays, failures to make payments or tenant bankruptcies could result in the termination of such tenants' leases.

        A number of companies in the retail industry, including some of our tenants, have declared bankruptcy or have voluntarily closed certain of their stores in recent years. The bankruptcy of a major tenant or number of tenants may result in the closing of certain affected stores, and we may not be able to re-lease the resulting vacant space for some time or for equal or greater rent. Such bankruptcy could have a material adverse effect on our results of operations and could result in a lower level of funds for distribution.

We may be subject to environmental regulation.

        Under various federal, state and local laws, ordinances and regulations, we may be considered an owner or operator of real property and may be responsible for paying for the disposal or treatment of hazardous or toxic substances released on or in our property or disposed of by us, as well as certain other potential costs which could relate to hazardous or toxic substances (including governmental fines and injuries to persons and property). This liability may be imposed whether or not we knew about, or were responsible for, the presence of hazardous or toxic substances.

We are required by law to make distributions to our shareholders.

        To obtain the favorable tax treatment associated with our qualification as a REIT, generally, we are required to distribute to our common and preferred shareholders at least 90.0% of our net taxable income (excluding capital gains) each year. We depend upon distributions or other payments from our operating partnership to make distributions to our common and preferred shareholders.

Our failure to qualify as a REIT could subject our earnings to corporate level taxation.

        We believe that we have operated and intend to operate in a manner that permits us to qualify as a REIT under the Internal Revenue Code of 1986, as amended. However, we cannot assure you that we have qualified or will remain qualified as a REIT. If in any taxable year we were to fail to qualify as a REIT and certain statutory relief provisions were not applicable, we would not be allowed a deduction for distributions to shareholders in computing taxable income and would be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Our failure to qualify for taxation as a REIT would have an adverse effect on the market price and marketability of our securities.

We depend on distributions from our operating partnership to meet our financial obligations, including dividends and liquidation payments on the Class C Preferred Shares.

        Our operations are conducted by our operating partnership, and our only significant asset is our interest in our operating partnership. As a result, we depend upon distributions or other payments from our operating partnership in order to meet our financial obligations, including our obligations under any guarantees or to pay dividends or liquidation payments to our common and preferred shareholders. As a result, these obligations are effectively subordinated to existing and future liabilities of the operating partnership. As of September 30, 2005, our operating partnership had $434.6 million of indebtedness outstanding, of which $281.1 million was secured indebtedness. Our operating partnership is a party to loan agreements with various bank lenders that require our operating partnership to comply with various financial and other covenants before it may make distributions to us. Although our operating partnership presently is in compliance with these covenants, we cannot assure you that it will continue to be in compliance and that it will be able to continue to make distributions to us.

We may be unable to develop new factory outlet centers or expand existing factory outlet centers successfully.

        We continue to develop new factory outlet centers and expand factory outlet centers as opportunities arise. However, there are significant risks associated with our development activities in addition to those generally associated with the ownership and operation of established retail properties. While we have policies in place designed to limit the risks associated with development, these policies do not mitigate all development risks associated with a project. These risks include the following:

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  significant expenditure of money and time on projects that may be delayed or never be completed;

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  higher than projected construction costs;

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  shortage of construction materials and supplies;

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  failure to obtain zoning, occupancy or other governmental approvals or to the extent required, tenant approvals; and

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  late completion because of construction delays, delays in the receipt of zoning, occupancy and other approvals or other factors outside of our control.

        Any or all of these factors may impede our development strategy and adversely affect our overall business.

An uninsured loss or a loss that exceeds the insurance policies on our factory outlet centers could subject us to lost capital or revenue on those centers.

        Some of the risks to which our factory outlet centers are subject, including risks of war and earthquakes, hurricanes and other natural disasters, are not insurable or may not be insurable in the future. Should a loss occur that is uninsured or in an amount exceeding the combined aggregate limits for the insurance policies noted above or in the event of a loss that is subject to a substantial deductible under an insurance policy, we could lose all or part of our capital invested in and anticipated revenue from one or more of our factory outlet centers, which could adversely affect our results of operations and financial condition, as well as our ability to make distributions to our stockholders.

        Under the terms and conditions of our leases, tenants generally are required to indemnify and hold us harmless from liabilities resulting from injury to persons and contamination of air, water, land or property, on or off the premises, due to activities conducted in the leased space, except for claims arising from negligence or intentional misconduct by us or our agents. Additionally, tenants generally are required, at the tenant's expense, to obtain and keep in full force during the term of the lease, liability and property damage insurance policies issued by companies acceptable to us. These policies include liability coverage for bodily injury and property damage arising out of the ownership, use, occupancy or maintenance of the leased space. All of these policies may involve substantial deductibles and certain exclusions.

Historically high fuel prices may impact consumer travel and spending habits.

        Our markets are currently experiencing record high fuel prices. Most shoppers use private automobile transportation to travel to our factory outlet centers and many of our centers are not easily accessible by public transportation. Increasing fuel costs may reduce the number of trips to our centers thus reducing the amount spent at our centers. Many of our factory outlet center locations near tourist destinations may experience an even more acute reduction of shoppers if there were a reduction of people opting to drive to vacation destinations. Such reductions in traffic could adversely impact our percentage rents and ability to renew and release space at current rental rates.

        Increasing fuel costs may also reduce disposable income and decrease demand for retail products. Such a decrease could adversely affect the results of operations of our retail tenants and adversely impact our percentage rents and ability to renew and release space at current rental rates.

USE OF PROCEEDS

        We estimate the net proceeds of this offering to be approximately $19.5 million, after our offering expenses. We intend to contribute all of the proceeds from the sale of the Class C Preferred Shares to our operating partnership in exchange for additional units of partnership interest. We intend to use such proceeds to repay amounts outstanding under our unsecured lines of credit that mature on June 30, 2008 and bear interest at a rate of 30 day Libor plus 0.85%.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

        The following table sets forth our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends for the periods shown.

	Nine Months Ended September 30,			Year Ended December 31,
	Pro Forma	Actual		Pro Forma	Actual
	2005	2005	2004	2004	2004	2003	2002	2001	2000
Ratio of Earnings to Fixed Charges	1.7x	2.2x	1.9x	1.5x	2.0x	1.6x	1.3x	1.1x	1.2x
Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends	1.5x	2.2x	1.9x	1.3x	2.0x	1.5x	1.2x	1.1x	1.1x

        The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings has been calculated by adding fixed charges (excluding capitalized interest), amortization of capitalized interest and distributed income of unconsolidated joint ventures to income from continuing operations before adjustment for equity in earnings of unconsolidated joint ventures and minority interests. Fixed charges consist of interest costs, whether expensed or capitalized, the amortization of debt issue costs, whether expensed or capitalized and the interest factor of rental expense. The ratios of earnings to combined fixed charges and preferred share dividends were computed by dividing earnings by the combined fixed charges and preferred share dividends.

        The pro forma ratio of earnings to fixed charges includes adjustments to increase interest expense by $6.9 million for the nine months ended September 30, 2005 and $10.3 million for the year ended December 31, 2004. These adjustments give effect to the sale by our operating partnership of $250.0 million in unsecured debt (with an assumed coupon rate of 6.00%) and the draw down of $28.1 million under our unsecured lines of credit (with an interest rate of 4.79%) to fund in part the acquisition of the Charter Oak portfolio. The increased interest expense is partially offset by the early prepayment of $77.4 million of mortgage debt with interest rates ranging from 7.875% to 7.98% on October 3, 2005. The pro forma ratio of earnings to combined fixed charges and preferred dividends includes, in addition to the adjustments described above, preferred share dividends of $4.2 million for the nine months ended September 30, 2005 and $5.6 million for the year ended December 31, 2004 to give effect to the sale of 3,000,000 Class C Preferred Shares with a liquidation preference value of $25.00 per share of which 800,000 Class C Preferred Shares are pursuant to this prospectus supplement.

CAPITALIZATION

        The following table sets forth our capitalization as of September 30, 2005 on a historical basis and on an as adjusted basis giving effect to:

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  the sale by the company of the 800,000 Class C Preferred Shares with a liquidation preference value of $25.00 per share offered pursuant to this prospectus supplement and $19.5 million in net proceeds to be applied to repayments under our unsecured lines of credit after deducting estimated offering expenses;

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  the sale by the company of the 2,200,000 Class C Preferred Shares with a liquidation preference value of $25.00 per share and $53.0 million in proceeds contributed to our operating partnership;

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  the sale by our operating partnership of $250.0 million in unsecured debt and the net proceeds from the unsecured debt offering of $247.2 million, after deducting underwriting discounts and estimated offering expenses; and

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  the expected use of proceeds from the 800,000 Class C Preferred Share offering, the 2,200,000 Class C Preferred Share offering, the unsecured debt offering, an available $24.75 million of cash equivalents and short-term investments as of September 30, 2005, and a draw down of $51.6 million on our unsecured lines of credit to acquire the remaining two-thirds interest in the Charter Oak portfolio and to prepay the John Hancock mortgages totaling $77.4 million and related prepayment premium of $9.4 million.

	September 30, 2005
	Actual	As Adjusted
	(in thousands)
Debt:
Senior, unsecured notes	$100,000	$350,000
Mortgages payable	281,069	202,482
Unsecured note	53,500	53,500
Unsecured lines of credit	—	28,143

Total debt	434,569	634,125

Minority interest:
Minority interest in operating partnership	42,220	42,220
Minority interest in consolidated joint venture	227,234	—

Total minority interest	269,454	42,220

Shareholders' equity:
Class C Preferred Shares, $0.01 par value, 8,000,000 shares authorized, no shares issued and outstanding, historical, 3,000,000 shares issued and outstanding, as adjusted	—	75,000
Common shares, $0.01 par value, 50,000,000 shares authorized, 30,725,216 shares issued and outstanding(1)	307	307
Paid in capital	349,287	346,787
Distributions in excess of net income	(130,955)	(140,783)
Deferred compensation	(5,930)	(5,930)
Accumulated other comprehensive income	1,119	1,119

Total shareholders' equity	213,828	276,500

Total capitalization	$917,851	$952,845

(1)
Does not include 6,066,610 common shares reserved for issuance upon exchange of issued and outstanding operating partnership units, 576,220 common shares issuable upon exchange of general partnership units issuable upon the exercise of outstanding unit options and 80,000 common shares issuable upon the exercise of outstanding share options.

DESCRIPTION OF PREFERRED SHARES

        This description of our Class C Class C Preferred Shares supplements the description of the general terms and provisions of our shares of capital stock, including preferred shares, in the accompanying prospectus under the heading "Description of Class C Preferred Shares." You should consult that general description for further information. This summary of the terms and provisions of our Class C Preferred Shares is not complete and is qualified in its entirety by reference to our articles of incorporation and the articles of amendment setting forth the terms of our series A preferred shares. You may obtain a complete copy of the articles of amendment describing our Class C Preferred Shares by contacting us.

General

        We are currently authorized to issue up to 1,000,000 Class A Preferred Shares, 8,000,000 Class B Preferred Shares, 8,000,000 Class C Preferred Shares and 8,000,000 Class D Preferred Shares. Each class will have the preferences, limitations and relative rights as North Carolina law may permit and as set forth in the Articles of Amendment.

        There are currently 2,200,000 Class C Preferred Shares outstanding. Our board of directors may authorize issuance of additional Class C Preferred Shares from time to time.

        The Class C Preferred Shares are listed on the NYSE under the symbol "SKT-PC." The price of the Preferred Shares as of the date of this prospectus supplement is $24.98.

        The Class C Preferred Shares initially will be issued and maintained in book-entry form registered in the name of the nominee of The Depository Trust Company, except under limited circumstances.

        The transfer agent, registrar and dividends disbursement agent for our Class C Preferred Shares is Computershare Investor Services.

Ranking

        With respect to the payment of dividends and amounts upon voluntary or involuntary liquidation, dissolution or winding up, our Class C Preferred Shares will rank:

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  senior to our common shares and to any other class or series of our equity securities that by their terms rank junior to our Class C Preferred Shares, as to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

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  on a parity with any other class or series of our equity securities that we may later authorize or issue and that by their terms rank on a parity with our Class C Preferred Shares, as to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

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  junior to any class or series of our equity securities that we may later authorize or issue and that by their terms rank senior to our Class C Preferred Shares, as to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up. Any such authorization or issuance would require the affirmative vote of the holders of at least two-thirds of the outstanding Class C Preferred Shares; and

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  junior to all of our indebtedness.

        Any convertible debt securities that we may issue are not considered to be equity securities for these purposes.

Dividends

        Subject to the preferential rights of holders or any class or series of our equity securities ranking senior to the Class C Preferred Shares as to the payment of dividends, holders of Class C Preferred Shares will be entitled to receive, when, if and as authorized by our board of directors, out of funds legally available for the payment of dividends, cumulative quarterly cash dividends at the rate of 7.50% per annum of the $25.00 per share liquidation preference, equivalent to $1.875 per annum per share. However, during any period of time that both (i) the Class C Preferred Shares are not listed on the NYSE or the AMEX, or quoted on NASDAQ, and (ii) we are not subject to the reporting requirements of the Exchange Act, but Class C Preferred Shares are outstanding, we will increase the cumulative cash distributions payable on the Class C Preferred Shares to a rate of 8.5% per year of the $25.00 liquidation preference (equivalent to $2.125 per year per share).

        Dividends on our Class C Preferred Shares will accrue and be cumulative from (and including) the date of original issue and will be payable quarterly when, if and as authorized by our board of directors in equal amounts in arrears on the 15th day of each of February, May, August and November or, if not a business day, then the next succeeding business day, and no interest or additional dividends or other sums will accrue on the amount so payable from the dividend payment date to such next succeeding business day. The first dividend on our Class C Preferred Shares will be paid on February 15, 2006. The first dividend payable on that date will be in the amount of $0.47396 per share, reflecting a partial dividend period. Dividends payable on our Class C Preferred Shares for any partial period will be pro-rated, computed on the basis of a 360-day year consisting of twelve 30-day months. We will pay dividends to holders of record as they appear in our stock records at the close of business on the applicable record date, which will be the first day of the calendar month in which the applicable dividend falls, or such other date as designated by our board of directors for the payment of dividends that is not more than 30 days nor less than 10 days prior to the dividend payment date. Notwithstanding any provision to the contrary contained in this prospectus supplement or the accompanying prospectus, each outstanding Class C Preferred Share will be entitled to receive a dividend with respect to any dividend record date equal to the dividend paid with respect to each other Class C Preferred Share that is outstanding on such date.

        Our board of directors will not authorize, and we will not pay, any dividends on our Class C Preferred Shares or set aside funds for the payment of dividends if the terms of any of our agreements, including agreements relating to our indebtedness, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting aside of funds is a breach of or a default under that agreement, or if the authorization, payment or setting aside of funds is restricted or prohibited by law. We are and may in the future become a party to agreements that restrict or prevent the payment of dividends on, or the purchase or redemption of, shares. These restrictions may be direct or indirect, for example covenants requiring us to maintain specified levels of net worth or assets. We do not believe that these restrictions currently have any adverse impact on our ability to pay dividends on Class C Preferred Shares.

        Notwithstanding the foregoing, dividends on our Class C Preferred Shares will continue to accrue even if any of our agreements prohibit the current payment of dividends, we do not have earnings or funds legally available for the payment of dividends, or we do not declare the payment of dividends. Accrued but unpaid dividends on our Class C Preferred Shares will not bear interest, and holders of Class C Preferred Shares will not be entitled to any dividends in excess of full cumulative dividends as described above. All of our dividends on Class C Preferred Shares, including any capital gain dividends, will be credited to the previously accrued dividends on our Class C Preferred Shares. We will credit any dividend paid on Class C Preferred Shares first to the earliest accrued and unpaid dividend due.

        We will not authorize, declare or pay any dividends, or set aside any funds for the payment of dividends and no other distribution of cash or other property will be authorized, declared or made, on common stock or other stock that ranks junior to our Class C Preferred Shares as to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or redeem or otherwise acquire shares of common stock or other junior or parity stock, unless we also have declared and either paid or set aside for payment the full cumulative dividends on our Class C Preferred Shares for the current and all past dividend periods. This restriction will not limit our redemption or other acquisition of shares under incentive, benefit or stock purchase plans for officers, directors or employees or others performing or providing similar services or for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our Articles of Amendment in order to preserve our status as a REIT for U.S. federal income tax purposes.

        If we do not declare and either pay or set aside for payment the full cumulative dividends on our Class C Preferred Shares and all shares of any other class or series of our equity securities that rank on a parity with our Class C Preferred Shares as to the payment of dividends, the amount which we have declared will be allocated pro rata to our Class C Preferred Shares and to each parity class or series of capital stock so that the amount declared for each share of Class C Preferred Shares and for each share of each parity class or series is proportionate to the accrued and unpaid dividends on those shares (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such class or series of equity securities does not have a cumulative dividend.

        Dividends paid by regular C corporations to persons or entities that are taxed as individuals are (through 2008) generally taxed at the rate applicable to long-term capital gains, which is a maximum of 15%, subject to certain limitations. Because we are a REIT, however, our dividends, including dividends paid on our Class C Preferred Shares, generally will continue to be taxed at regular ordinary income tax rates, except in limited circumstances that we do not contemplate. See "Material Federal Income Tax Consequences."

        If, for any taxable year, we elect to designate as "capital gain dividends" (as defined in Section 857 of the Internal Revenue Code of 1986, as amended, or any successor revenue code or section) any portion, which we refer to as the capital gains amount, of the total dividends (as determined for federal income tax purposes) paid or made available for such taxable year to holders of all classes and series of capital stock, then the portion of the capital gains amount that will be allocable to holders of Class C Preferred Shares shall be in the same proportion that the total of the dividends (as determined for federal income tax purposes) paid or made available to the holders of Class C Preferred Shares for the year bears to the total of all such dividends for the year paid with respect to all classes and series of our outstanding capital stock.

Liquidation Rights

        In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Class C Preferred Shares will be entitled to receive out of our assets legally available for distribution to our shareholders remaining after payment or liquidating distributions in cash or property at fair market value as determined by our board of directors equal to a liquidation preference of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) through and including the date of the payment. The holders of Class C Preferred Shares will be entitled to receive this liquidating dividend before we distribute any assets to holders of our common shares or any other shares that rank junior to our Class C Preferred Shares as to the distribution of assets upon liquidation, dissolution or winding up. The rights of holders of Class C Preferred Shares to receive their liquidation preference would be subject to preferential rights of the holders of any class or series of our stock that is senior to our Class C Preferred Shares as to the distribution of assets upon liquidation, dissolution or winding up. Written notice will be given to each holder of Class C Preferred Shares of any such liquidation not less than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders Class C Preferred Shares will have no right or claim to any of our remaining assets. If we consolidate or merge with any other entity, sell, lease, transfer or convey all or substantially all of our property or business, or engage in a statutory share exchange, we will not be deemed to have liquidated. In the event our assets are insufficient to pay the full liquidating distributions to the holders of Class C Preferred Shares and all other classes or series of our equity securities ranking on a parity with our Class C Preferred Shares as to the distribution of assets upon liquidation, dissolution or winding up, then we will distribute our assets to the holders Class C Preferred Shares and all other classes or series of parity securities ratably in proportion to the full liquidating distributions they would otherwise have received (including, if applicable, accrued and unpaid dividends).

Special Optional Redemption

        If at any time both (i) the Class C Preferred Shares cease to be listed on the NYSE or the AMEX, or quoted on NASDAQ, and (ii) we cease to be subject to the reporting requirements of the Exchange Act, but Class C Preferred Shares are outstanding, we will have the option to redeem the Class C Preferred Shares, in whole but not in part, within 90 days of the date upon which the Class C Preferred Shares cease to be listed and we cease to be subject to such reporting requirements, for cash at $25.00 per share plus accrued and unpaid distributions, if any, to the redemption date, whether or not authorized.

        Immediately prior to such redemption of shares of Class C Preferred Shares, we will pay, in cash, any accrued and unpaid distributions to the redemption date, whether or not authorized, unless a redemption date falls after a distribution record date and prior to the corresponding distribution payment date, in which case each holder of Class C Preferred Shares at the close of business on such distribution record date will be entitled to the distribution payable on such shares on the corresponding distribution payment date notwithstanding the redemption of such shares before the distribution payment date. Except as provided in the previous sentence, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on the Class C Preferred Shares.

        We will mail to you, if you are a record holder of Class C Preferred Shares, a notice of redemption no less than 30 days nor more than 60 days before the redemption date. We will send the notice to your address, as shown on our share transfer books. Each notice will state, in addition to any information required by law or by the applicable rules of any exchange upon which the Class C Preferred Shares may be listed or admitted to trading, the following:

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  the redemption date;

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  the redemption price;

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  the number of Class C Preferred Shares to be redeemed;

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  the place or places where the certificates for the Class C Preferred Shares are to be surrendered for payment;

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  that dividends on the Class C Preferred Shares to be redeemed will cease to accrue on the redemption date; and

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  any other information required by law or by the applicable rules of any exchange upon which the Class C Preferred Shares may be listed or admitted for trading.

        On or after the date fixed for redemption, each holder of shares of Class C Preferred Shares must present and surrender each certificate representing his Class C Preferred Shares to us at the place designated in the applicable notice and thereupon the redemption price of such shares will be paid to or on the order of the person whose name appears on such certificate representing the Class C Preferred Shares as the owner thereof and each surrendered certificate will be canceled.

        At our election, on or prior to the redemption date, we may irrevocably deposit the redemption price (including accrued and unpaid distributions) of the Class C Preferred Shares in trust for the holders thereof with a bank or trust company, in which case the notice to holders of the Class C Preferred Shares will (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than such redemption date) against payment of the redemption price (including all accrued and unpaid distributions to the redemption date). Any interest or other earnings earned on the redemption price (including all accrued and unpaid distributions) deposited with a bank or trust company will be paid to us. Any monies so deposited that remain unclaimed by the holders of the Class C Preferred Shares at the end of two years after the redemption date will be returned to us by such bank or trust company.

        From and after the redemption date (unless we default in payment of the redemption price), all distributions will cease to cumulate on the Class C Preferred Shares and all of your rights as a holder of Class C Preferred Shares will terminate with respect to such shares, except the right to receive the redemption price and all accrued and unpaid distributions up to the redemption date.

Redemption

        We may not redeem the Class C Preferred Shares prior to November 14, 2010, with respect to our special option to redeem the Class C Preferred Shares if at any time both (i) the Class C Preferred Shares cease to be listed on the NYSE or the AMEX, or quoted on NASDAQ, and (ii) we cease to be subject to the reporting requirements of the Exchange Act, as described under "—Special Optional Redemption," and except as described below under "Restrictions on Ownership." On and after November 14, 2010, at our option upon not less than 30 days' nor more than 60 days' written notice, we may redeem the Class C Preferred Shares, in whole or from time to time in part, at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not earned or authorized) through and including the date fixed for redemption. The Class C Preferred Shares are not redeemable at any time at the option of the holders thereof. If we reasonably conclude, based upon the advice of independent tax counsel experienced in such matters, that a redemption on a date that is earlier than 30 days after the date of written notice is necessary in order to preserve our qualification as a REIT for federal income tax purposes or to comply with federal tax laws relating to our qualification as a REIT, then we may redeem the Class C Preferred Shares on such an earlier date.

        We will give notice of redemption by publication in The Wall Street Journal, or a newspaper of general circulation in the City of New York, and by mail to each holder of record of Class C Preferred Shares at the address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Class C Preferred Shares except as to the holder to whom notice was defective. Each notice will state the following:

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  the redemption date;

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  the redemption price;

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  the number of Class C Preferred Shares to be redeemed;

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  the place or places where the certificates for the Class C Preferred Shares are to be surrendered for payment;

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  that dividends on our Class C Preferred Shares to be redeemed will cease to accrue on the redemption date; and

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  any other information required by law or by the applicable rules of any exchange upon which the Class C Preferred Shares may be listed or admitted for trading.

        If we redeem fewer than all of the Class C Preferred Shares, the notice of redemption mailed to each shareholder will also specify the number of Class C Preferred Shares that we will redeem from each shareholder. In this case, we will determine the number of Class C Preferred Shares to be redeemed on a pro rata basis, by lot or by any other equitable method we may choose.

        If we have given a notice of redemption and have set aside sufficient funds for the redemption in trust for the benefit of the holders of Class C Preferred Shares called for redemption, then from and after the redemption date, those Class C Preferred Shares will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those Class C Preferred Shares will terminate. The holders of those Class C Preferred Shares will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends through the redemption date.

        The holders of Class C Preferred Shares at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Class C Preferred Shares on the corresponding dividend payment date notwithstanding the redemption of Class C Preferred Shares between such record date and the corresponding dividend payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on the Class C Preferred Shares to be redeemed.

        On or after the redemption date, each holder of Class C Preferred Shares to be redeemed must present and surrender the certificates representing his Class C Preferred Shares to us at the place designated in the applicable notice of redemption and thereupon the cash redemption price of such shares will be paid to or on the order of the person whose name appears on such certificate representing Class C Preferred Shares as the owner thereof and each surrendered certificate will be canceled. If fewer than all the shares represented by any such certificate representing Class C Preferred Shares are to be redeemed, a new certificate will be issued representing the unredeemed shares. If notice of redemption has been mailed or published in accordance with notice provisions described above and if the funds necessary for such redemption have been set aside by us in trust for the benefit of the holders of the Class C Preferred Shares so called for redemption, then from and after the redemption date (unless we default in payment of the redemption price), all dividends on the Class C Preferred Shares called for redemption will cease to accrue and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accrued and unpaid dividends to the redemption date), will cease and terminate and such shares will not thereafter be transferred (except with our consent) on our books, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At our election, prior to a redemption date, we may irrevocably deposit the redemption price (including accrued and unpaid dividends) of the Class C Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the notice to holders of the Class C Preferred Shares to be redeemed will (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than such redemption date) against payment of the redemption price (including all accrued and unpaid dividends to such redemption date). Any interest or other earnings earned on the redemption price (including all accrued and unpaid dividends) deposited with a bank or trust company will be paid to us. Any moneys so deposited which remain unclaimed by the holders of the Class C Preferred Shares at the end of two years after the redemption date will be returned to us by such bank or trust company.

        Notwithstanding the foregoing, unless full cumulative dividends on all Class C Preferred Shares have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the current dividend period, no Class C Preferred Shares will be redeemed unless all outstanding Class C Preferred Shares are simultaneously redeemed or exchanged; provided, however, that the foregoing will not prevent the purchase or acquisition of Class C Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Class C Preferred Shares. In addition, unless full cumulative dividends on all outstanding Class C Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, we will not purchase or otherwise acquire directly or indirectly any Class C Preferred Shares or any shares of any other class or series of our capital stock ranking junior to or on a parity with the Class C Preferred Shares as to the payment of dividends or the distribution of our assets upon our liquidation, dissolution or winding up (except by conversion into or exchange for shares of any class or series of our capital stock ranking junior to the Class C Preferred Shares as to the payment of dividends or the distribution of our assets upon our liquidation, dissolution or winding up or by redemptions for the purposes of maintaining our qualification as a REIT).

        Our Class C Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions, except as provided under "Restrictions on Ownership" below.

        Subject to applicable law, we may purchase Class C Preferred Shares in the open market, by tender or by private agreement. We are permitted to return any Class C Preferred Shares that we reacquire to the status of authorized but unissued shares.

Voting Rights

        Holders of Class C Preferred Shares will have no voting rights, except as from time to time required by law and as follows.

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  If dividends on our Class C Preferred Shares are due but unpaid for six or more quarters, whether or not consecutive, holders of Class C Preferred Shares, voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors to serve on our board of directors until all dividend arrearages have been paid or authorized and set aside for payment in full. Such election shall be held at a special meeting of the shareholders and at each subsequent annual meeting until all arrearages and the dividends on the Class C Preferred Shares and such other series of preferred shares upon which like voting rights have been conferred and are exercisable for the then current dividend period have been fully paid or declared or authorized or a sum sufficient for the full payment thereof has been set aside. Vacancies for directors elected by holders of Class C Preferred Shares and any other such series of preferred shares shall be filled by the remaining director so elected then in office or, if there is no such remaining director, by vote of holders of a majority of the outstanding Class C Preferred Shares and any other such series of preferred shares voting as a single class. A director elected by the holders of Class C Preferred Shares and any other such series of preferred shares may be removed with or without cause and only by vote of holders of a majority of the outstanding Class C Preferred Shares and any other such series of preferred shares voting as a single class.

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  In addition, the affirmative vote of the holders of at least 66 2/3% of the outstanding Class C Preferred Shares is required for us to (i) authorize, create or issue or increase the authorized or issued amount any class or series of our capital stock ranking senior to our Class C Preferred Shares as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of our capital stock into any such class or series of our capital stock, or create, authorize or issue any obligation or security convertible into or exchangeable for or evidencing the right to purchase any such class or series of our capital stock; or (ii) to amend, alter or repeal the provisions of our Articles of Incorporation or the articles of amendment that relate to the Class C Preferred Shares, whether by merger, consolidation or otherwise, in a manner that materially and adversely affects the rights, preferences, privileges or voting power of the holders of Class C Preferred Shares; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as Class C Preferred Shares remain outstanding or are converted into like securities of the surviving or resulting entity, in each case with like preference, privilege or voting power and terms thereof materially unchanged, taking into account that upon the occurrence of any such event, we may not be the surviving entity and such surviving entity may be a non-corporate entity, the occurrence of any such event will not be deemed to materially adversely affect such rights, preferences, privileges or voting powers of holders of Class C Preferred Shares; and provided further that (x) any increase in the amount of the authorized preferred shares or the creation or issuance of any other series of preferred shares, or (y) the creation, issuance or increase in the amount of authorized shares of any other class or series of our capital stock, or (z) any increase in the amount of authorized Class C Preferred Shares, in each case ranking on a parity with or junior to the Class C Preferred Shares with respect to payment of dividends and the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. We may issue additional Class C Preferred Shares, or other parity stock, without any vote of the holders of Class C Preferred Shares.

        In any matter in which our Class C Preferred Shares is entitled to vote, each Class C Preferred Share will be entitled to one vote. If the holders of Class C Preferred Shares and another series of preferred stock are entitled to vote together as a single class on any matter, the Class C Preferred Shares and the shares of the other series will have one vote for each $25.00 of liquidation preference.

        In addition, the holders of such Class C Preferred Shares will not have any voting rights with respect to, and the consent of the holders of Class C Preferred Shares is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Class C Preferred Shares, except as set forth in part (ii) of the paragraph that is two paragraphs above. Except as expressly set forth in the articles of amendment that relate to the Class C Preferred Shares, the Class C Preferred Shares will not have any relative, participatory, optional or other special voting rights and powers.

Conversion Rights

        Our Class C Preferred Shares are not convertible into or exchangeable for any of our other securities or property.

Information Rights

        During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Class C Preferred Shares are outstanding, we will (i) transmit by mail to all holders of Class C Preferred Shares, as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports and quarterly reports that we would have been required to file with the Securities and Exchange Commission, or the Commission, pursuant to rules 13 or 15(d) of the Exchange Act if we were subject to such rules (other than any exhibits that would have been required), and (ii) promptly upon written request, supply copies of such reports to any prospective holder of Class C Preferred Shares. We will mail the reports to the holders of Class C Preferred Shares within 15 days after the respective dates by which we would have been required to file the reports with the Commission if we were subject to Section 13 or 15(d) of the Exchange Act.

Restrictions on Ownership

        For information regarding restrictions on ownership of Class C Preferred Shares, see "Description of Common Shares-Restrictions on Ownership and Transfer" and "Description of Preferred Shares-Restrictions on Ownership and Transfer "in the accompanying prospectus. Our Articles of Amendment provide that, unless excepted by our board of directors, no person or group of affiliated persons may own directly, or beneficially or constructively through the application of the attribution provisions of the Internal Revenue Code of 1986, as amended (the "Code"), our Class C Preferred Shares in excess of 9.8% (by value or number of shares, whichever is more restrictive) of the company's outstanding Class C Preferred Shares. We have the right to purchase or refuse to transfer any Class C Preferred Shares that exceed the preferred share ownership limitation, as provided in our charter. If we elect to purchase such shares, the purchase price will be equal to $25.00 per share, plus any accrued and unpaid dividends through and including the date of purchase.

        Pursuant to our Articles of Amendment, if any purported transfer of our Class C Preferred Shares or any other event would otherwise result in any person violating the ownership limit or such other limit as established by our board of directors or would result in our being "closely held" under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then that number of Class C Preferred Shares in excess of the ownership limit or causing us to be "closely held" or otherwise to fail to qualify as a REIT (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent a violation of the preferred share ownership limit or our being "closely held" or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the Class C Preferred Shares in excess of the ownership limit will be void. If any transfer of the Class C Preferred Shares would result in shares of our stock being beneficially owned by fewer than 100 persons, then any such purported transfer will be void and of no force or effect.

        Our Class C Preferred Shares transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the Class C Preferred Shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares of our stock at market price, the last reported sales price reported on the NYSE on the trading day immediately preceding the day of the event which resulted in the transfer of such shares of our stock to the trust) and (2) the market price on the date we, or our designee, accept such offer. We have the right to accept such offer until the trustee has sold the Class C Preferred Shares held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the Class C Preferred Shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

        If we do not buy the Class C Preferred Shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the preferred share ownership limit or such other limit as established by our board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee or owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the NYSE on the trading day immediately preceding the day of the event which resulted in the transfer of such shares of our stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. Any net sales proceeds in excess of the amount payable to the purported record transferee will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that our Class C Preferred Shares have been transferred to a trust, such shares of stock are sold by a purported record transferee, then such shares shall be deemed to have been sold on behalf of the trust and to the extent that the purported record transferee received an amount for or in respect of such shares that exceeds the amount that such purported record transferee was entitled to receive, such excess amount shall be paid to the trustee upon demand. The purported beneficial transferee or purported record transferee has no rights in the Class C Preferred Shares held by the trustee.

        The trustee shall be designated by us and shall be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any Class C Preferred Shares in excess of the preferred stock ownership limit by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the Class C Preferred Shares in excess of the preferred share ownership limit, and may also exercise all voting rights with respect to such shares.

        Subject to North Carolina law, effective as of the date that the Class C Preferred Shares have been transferred to the trust, the trustee shall have the authority, at the trustee's sole discretion:

  •
  to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

  •
  to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

        However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

        These ownership limits could delay, defer or prevent a transaction or a change of control of our company that might otherwise result in a premium price for our Class C Preferred Shares or otherwise be in the best interest of our stockholders.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS FOR HOLDERS
OF OUR CLASS C PREFERRED SHARES

        The following summary describes the principal United States federal income tax consequences to you of purchasing, owning and disposing of our Class C Preferred Shares. The following summary supplements the discussion under "Material Federal Income Tax Considerations" in the accompanying prospectus and is subject to the limitations and exceptions presented therein. This summary deals only with Class C Preferred Shares held as a "capital asset" (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the federal income tax law, except where specifically noted. Holders receiving special treatment include, without limitation:

  •
  financial institutions, banks and thrifts;

  •
  insurance companies;

  •
  tax-exempt organizations;

  •
  "S" corporations;

  •
  traders in securities that elect to mark to market;

  •
  persons holding the series C preferred stock through a partnership or other pass-through entity;

  •
  stockholders subject to the alternative minimum tax;

  •
  regulated investment companies and REITs;

  •
  foreign corporations or partnerships, and persons who are not residents or citizens of the United States;

  •
  broker-dealers or dealers in securities or currencies;

  •
  United States expatriots;

  •
  persons holding our Class C Preferred Shares as a hedge against currency risks or as a position in a straddle; or

  •
  U.S. stockholders (as defined below) whose functional currency is not the United States dollar.

        If you are considering purchasing our Class C Preferred Shares, you should consult your tax advisors concerning the application of United States federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our Class C Preferred Shares arising under the laws of any state, local or foreign taxing jurisdiction.

        In addition, if a partnership holds Class C Preferred Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Class C Preferred Shares, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of the Class C Preferred Shares.

        When we use the term "U.S. stockholder," we mean a holder of Class C Preferred Shares who, for United States federal income tax purposes:

  •
  is a citizen or resident of the United States;

  •
  is a corporation, partnership, limited liability company or other entity created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia unless, in the case of a partnership or limited liability company, Treasury Regulations provide otherwise;

  •
  is an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to this date that elect to continue to be treated as United States persons, shall also be considered U.S. stockholders.

        If you hold Class C Preferred Shares and are not a U.S. stockholder, you are a "non-U.S. stockholder."

        This discussion does not address any aspects of United States federal income taxation relating to us or our election to be taxed as a real estate investment trust. A summary of certain United States federal income tax considerations is set forth in the accompanying prospectus under the heading "Material Federal Income Tax Considerations to Tanger Factory Outlet Centers, Inc. of its REIT Election." You are urged to consult your tax advisor regarding the tax consequences to you of:

  •
  the acquisition, ownership and sale of our Class C Preferred Shares, including the federal, state, local, foreign and other tax consequences;

  •
  our election to be taxed as a real estate investment trust for federal income tax purposes; and

  •
  potential changes in the tax laws.

Taxation of Taxable U.S. Stockholders Generally

        Distributions Generally.    Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax discussed below, will be taxable to our taxable U.S. stockholders as ordinary income. See "—Tax Rates" below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

        To the extent that we make distributions on our Class C Preferred Shares in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to a U.S. stockholder. This treatment will reduce the adjusted tax basis which the U.S. stockholder has in its Class C Preferred Shares, as applicable, by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. stockholder's adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

        Capital Gain Dividends.    Dividends that we properly designate as capital gain dividends will be taxable to our U.S. stockholders as a gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed our actual net capital gain for the taxable year. These gains may be taxable to non-corporate U.S. stockholders at a 15% or 25% rate. U.S. stockholders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we will allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our Class C Preferred Shares in proportion to the amount that our total dividends, as determined for United States federal income tax purposes, paid or made available to the holders of each such class of stock for the year bears to the total dividends, as determined for United States federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

        Passive Activity Losses and Investment Interest Limitations.    Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any "passive losses" against this income or gain. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by the Company, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

        Retention of Net Capital Gains.    We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. stockholder generally would:

  •
  include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

  •
  be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. stockholder's long-term capital gains;

  •
  receive a credit or refund for the amount of tax deemed paid by it;

  •
  increase the adjusted basis of its Class C Preferred Shares by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

  •
  in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

        Dispositions of Our Class C Preferred Shares.    If a U.S. stockholder sells or disposes of Class C Preferred Shares to a person other than us, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder's adjusted basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held the Class C Preferred Shares for more than one year. However, if a U.S. stockholder recognizes loss upon the sale or other disposition of Class C Preferred Shares that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. stockholder received distributions from us which were required to be treated as long-term capital gains. The ability to deduct capital losses is subject to limitations under the Code.

        Redemption of Class C Preferred Shares.    A redemption of Class C Preferred Shares will be treated under Section 302 of the Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits at ordinary income rates unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares. The redemption will be treated as a sale or exchange if it:

  •
  is "substantially disproportionate" with respect to the U.S. stockholder;

  •
  results in a "complete termination" of the U.S. stockholder's stock interest in us; or

  •
  is "not essentially equivalent to a dividend" with respect to the U.S. stockholder,

all within the meaning of Section 302(b) of the Code.

        In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. stockholder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. stockholder depends upon the facts and circumstances at the time that the determination must be made, U.S. stockholders are advised to consult their tax advisors to determine such tax treatment.

        If a redemption of Class C Preferred Shares is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See "—Distributions Generally." A U.S. stockholder's adjusted basis in the redeemed Class C Preferred Shares for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a U.S. stockholder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

        If a redemption of Class C Preferred Shares is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under "—Dispositions of Our Class C Preferred Shares."

Tax Rates

        The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain "capital gain dividends," has generally been reduced from to 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) "qualified dividend income" has generally been reduced to 15%. In general, dividends payable by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent that certain holding period and other requirements have been met and the REIT's dividends are attributable to dividends received from taxable domestic corporations (such as its taxable REIT subsidiaries) and certain foreign corporations or to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year). In addition, as described in "—Capital Gain Dividends" above, dividends properly designated by the REIT as "capital gain dividends" may be taxable to non-corporate U.S. stockholders at a 15% or 25% rate. The currently applicable provisions of the United States federal income tax laws relating to the 15% tax rate are currently scheduled to "sunset" or revert to the provisions of prior law effective for taxable years beginning after December 31, 2008, at which time the capital gains tax rate will be increased to 20% and the rate applicable to all ordinary dividends will be increased to the tax rate then applicable to ordinary income.

Backup Withholding

        We report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder's federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See "—Taxation of Non-U.S. Stockholders."

Taxation of Tax Exempt Stockholders

        Dividend income from us and gain arising upon a sale of shares generally will not be unrelated business taxable income to a tax-exempt stockholder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt stockholder holds its shares as "debt-financed property" within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, debt-financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

        For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as unrelated business taxable income as to some trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a "pension-held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts. As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because our stock will be publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Stockholders

        The following discussion addresses the rules governing United States federal income taxation of the ownership and disposition of our Class C Preferred Shares by non-U.S. stockholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income taxation and does not address state local or foreign tax consequences that may be relevant to a non-U.S. stockholder in light of its particular circumstances.

        Distributions Generally.    Distributions that are neither attributable to gain from sales or exchanges by us of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. stockholder of a United States trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. stockholders are subject to tax, and are generally not subject to withholding. Any such dividends received by a non-U.S. stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        We expect to withhold United States income tax at the rate of 30% on any distributions made to a non-U.S. stockholder unless:

  (1)
  a lower treaty rate applies and the non-U.S. stockholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

  (2)
  the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. stockholder's trade or business.

        Distributions in excess of our current or accumulated earnings and profits will not be taxable to a non-U.S. stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's Class C Preferred Shares, as applicable, but rather will reduce the adjusted basis of such Class C Preferred Shares. To the extent that such distributions exceed the adjusted basis of a non-U.S. stockholder's Class C Preferred Shares, they will give rise to gain from the sale or exchange of such Class C Preferred Shares, the tax treatment of which is described below. For withholding purposes, we expect to treat all distributions as if made out of our current or accumulated earnings and profits. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current or accumulated earnings and profits.

        Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.    Distributions to a non-U.S. stockholder that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation, unless:

  (1)
  the investment in our Class C Preferred Shares is treated as effectively connected with the non-U.S. stockholder's United States trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

  (2)
  the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

        Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as "FIRPTA," distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of United States real property interests, whether or not designated as capital gain dividends, will cause the non-U.S. stockholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. stockholders would thus generally be taxed at the same rates applicable to U.S. stockholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, such gain may be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation, as discussed above. We also will be required to withhold and to remit to the IRS 35% of any distribution to non-U.S. stockholders that is designated as a capital gain dividend or, if greater, 35% of a distribution to non-U.S. stockholders that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. stockholder's United States federal income tax liability. However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-United States stockholder did not own more than 5% of such class of stock at any time during the taxable year. Instead, such distributions will be treated as ordinary dividend distributions.

        Retention of Net Capital Gains.    Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the Class C Preferred Shares held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions of capital gain dividends. Under that approach, the non-U.S. stockholders would be able to offset as a credit against their United States federal income tax liability resulting from their proportionate share of the tax paid by us on such retained capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us were to exceed their actual United States federal income tax liability.

        Sale of Our Class C Preferred Shares.    Gain recognized by a non-U.S. stockholder upon the sale or exchange of Class C Preferred Shares generally will not be subject to United States taxation unless such shares of stock constitute a "United States real property interest" within the meaning of FIRPTA. Our Class C Preferred Shares will not constitute a "United States real property interest" so long as we are a "domestically controlled REIT." A "domestically controlled REIT" is a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. stockholders. We believe, but cannot guarantee, that we have been a "domestically controlled REIT." Even if we have been a "domestically controlled REIT," because our capital stock is publicly traded, no assurance can be given that we will continue to be a "domestically controlled REIT."

        Notwithstanding the foregoing, gain from the sale or exchange of Class C Preferred Shares not otherwise subject to FIRPTA will be taxable to a non-U.S. stockholder if either (a) the investment in our Class C Preferred Shares, respectively, is treated as effectively connected with the non-U.S. stockholder's United States trade or business or (b) the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met.

        Even if we do not qualify as a "domestically controlled REIT" at the time a non-U.S. stockholder sells our Class C Preferred Shares, gain arising from the sale or exchange by a non-U.S. stockholder of Class C Preferred Shares would not be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" if:

  (1)
  such class of stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

  (2)
  such non-U.S. stockholder owned, actually and constructively, 5% or less of our Class C Preferred Shares, respectively, throughout the five-year period ending on the date of the sale or exchange.

        If gain on the sale or exchange of Class C Preferred Shares were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to regular United States income tax with respect to such gain in the same manner as a taxable U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the Class C Preferred Shares would be required to withhold and remit to the IRS 10% of the purchase price.

        Backup Withholding Tax and Information Reporting.    Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder's name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder's country of residence.

        Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a United States person.

        Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

Other Tax Consequences

        State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. You should consult your tax advisor regarding the effect of state and local tax laws with respect to our tax treatment as a REIT and on an investment in our Class C Preferred Shares.

PLAN OF DISTRIBUTION

        Subject to the terms and conditions of the purchase agreements dated February 8, 2006, Cohen & Steers Capital Management, Inc. ("Cohen & Steers"), Neuberger Berman, LLC ("Neuberger Berman") and ING Clarion Real Estate Securities LP. ("ING Clarion"), each on behalf of itself and as an investment advisor to certain investment advisory clients (collectively, "the Purchasers") have agreed to purchase, and we have agreed to sell, 800,000 shares of 7.5% Class C Preferred Shares. The offering is scheduled to close on February 16, 2006. The purchase agreements provide that the obligations of the Purchasers to purchase the Preferred Shares included in this offering are subject to certain closing conditions.

LEGAL MATTERS

        The validity of the Class C Preferred Shares will be passed upon for us by Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A., Burlington, North Carolina.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Commission a registration statement on Form S-3 (Reg. No. 333-128160) with respect to the securities we are offering. This prospectus supplement does not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we are offering. Statements we make in this prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the offices of the Commission and may be inspected without charge. We file annual, quarterly and special reports, proxy statements and other information with the Commission. Our filings with the Commission, including the registration statement, are available to the public over the Internet at the Commission's web site at http://www.sec.gov. You also may read and copy any document we file with the Commission at the Commission's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about their public reference room. You may also obtain copies of our filings with the Commission at prescribed rates by writing to the Public Reference Section of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Our filings with the Commission are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Commission rules allow us to include some of the information required to be in the registration statement by incorporating that information by reference to documents we file with them. That means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in such documents that is deemed not to be filed) until we sell all of the securities covered by this prospectus:

  •
  Annual Report on Form 10-K for the year ended December 31, 2004;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

  •
  Current Reports on Form 8-K filed on March 30, 2005, May 13, 2005, August 23, 2005, August 31, 2005, October 3, 2005, October 24, 2005, October 27, 2005, November 10, 2005, November 17, 2005 and November 23, 2005; and

  •
  Definitive proxy statement filed on April 11, 2005.

        You may also find these filings on our website at www.tangeroutlet.com or you may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Tanger Factory Outlet Centers, Inc.
Attention: Investor Relations
3200 Northline Avenue, Suite 360
Greensboro, NC 27408
(336) 292-3010

PROSPECTUS

$600,000,000
TANGER FACTORY OUTLET CENTERS, INC.
Preferred Shares, Depositary Shares, Common Shares and Common Share Warrants
and
TANGER PROPERTIES LIMITED PARTNERSHIP
Debt Securities

        Tanger Factory Outlet Centers, Inc. may from time to time offer:

          (1) our preferred shares, par value $.01 per share;

          (2) our preferred shares represented by depositary shares;

          (3) our common shares, par value $.01 per share; or

          (4) warrants to purchase our common shares; and

        Tanger Properties Limited Partnership may from time to time offer in one of more series its unsecured debt securities, which may either be senior or subordinated.

        The offering by Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership may be at an aggregate public offering price of up to $600,000,000 on terms to be determined at the time of the offering.

        Tanger Factory Outlet Centers, Inc. and subsidiaries is referred to in this prospectus as the Company and Tanger Properties Limited Partnership and subsidiaries is referred to in this prospectus as the Operating Partnership. The terms "we", "our" and "us" refer to the Company and the Operating Partnership together, as the context requires.

        The preferred shares, depositary shares, common shares, warrants to purchase our common shares and debt securities (collectively, the "Offered Securities") may be offered, separately or together, in separate series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus; provided that the Company will unconditionally guarantee the payment of principal and a premium, if any, and interest on the debt securities, to the extent and on the terms described herein and in any accompanying prospectus supplement to this prospectus. Because the aggregate public offering price is $600,000,000, the Company's issuance of any equity securities pursuant to this Registration Statement will reduce dollar for dollar the amount of debt guarantees the Company can issue and will, correspondingly, reduce dollar for dollar the amount of debt securities that the Operating Partnership can issue. Similarly, if the Operating Partnership issues debt securities other than non-convertible investment grade securities, the Company will be required to simultaneously issue an equal amount in debt guarantees, thereby reducing the Company's ability to issue securities in the future. Under this Registration Statement, the Company can issue equity securities and debt guarantees, but not debt securities, and the Operating Partnership can issue only debt securities.

        The specific terms of the securities offered by this prospectus will be set forth in each prospectus supplement and will include, where applicable:

  •
  in the case of our preferred shares, the specific title and stated value, any dividend, liquidation, redemption, conversion, exchange, voting and other rights, and any initial public offering price; in the case of our depositary shares, the fractional share of preferred shares represented by each such depositary share;

  •
  in the case of our common shares, any initial public offering price; in the case of the warrants to purchase our common shares, the duration, offering price, exercise price and detachability;

  •
  in the case of debt securities, the specific title, rank, aggregate principal amount, currency, form (which may be registered or bearer, or certificated or book-entry), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Operating Partnership or repayment at the option of the holder, terms for sinking fund payments, terms of the related guarantee, and any initial public offering price; and

  •
  in addition, the specific terms may include limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a real estate investment trust ("REIT") for federal income tax purposes.

        Each prospectus supplement will also contain information, where applicable, about the United States federal income tax considerations of, and any exchange listing of, the securities covered by the prospectus supplement.

        See "Risk Factors" beginning on page 2 of this Prospectus for a description of certain factors that should be considered by purchasers of our securities.

        Our common shares are traded on the New York Stock Exchange under the symbol "SKT." On September 6, 2005 the last reported sale price of our common shares was $28.82 per share.

        Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is September 7, 2005.

PROSPECTUS

i

I.    THE COMPANY AND THE OPERATING PARTNERSHIP

        We are one of the largest owners and operators of factory outlet centers in the United States. We are organized to operate as an equity real estate investment trust, or REIT. We are a fully-integrated, self-administered and self-managed real estate company that focuses exclusively on developing, acquiring, owning and operating factory outlet centers. We provide all development, leasing and management services for our centers. As of September 2, 2005, we had ownership interests in or management responsibilities for 33 centers in 22 states totaling approximately 8.7 million square feet of gross leasable area, or GLA. These centers were 97% occupied, contained over 1,900 stores and represented over 400 store brands as of such date.

        The Company's wholly owned subsidiary, Tanger GP Trust, serves as the general partner of the Operating Partnership. The factory outlet centers and other assets of the Company's business are owned by, and all of its operations are conducted by, the Operating Partnership. Accordingly, the descriptions of the business, employees and properties of the Company are also descriptions of the business, employees and properties of the Operating Partnership.

Organizational Chart

        In order to maintain our qualification as a REIT for federal income tax purposes, we are required to distribute at least 90% of our taxable income each year.

        The Company and the Operating Partnership are organized under the laws of the state of North Carolina and maintain their principal executive offices at 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408 and the telephone number at that address is (336) 292-3010.

II.    RISK FACTORS

        You should carefully consider the following risk factors and other information in this prospectus and the related prospectus supplement before deciding to buy our securities:

        We face competition from several real estate companies.

        Numerous developers and real estate companies are engaged in the development or ownership of manufacturers' outlet centers and other commercial properties and compete with us in seeking tenants for outlet centers. This results in competition for the acquisition of prime properties and for tenants who will lease space in our existing and subsequently acquired outlet centers.

        The manufacturer's outlet center industry has a relatively short operating history, therefore past performance may not be indicative of our future performance.

        Although the manufacturers' outlet center industry has grown over the last several years, the industry represents a relatively new segment of the retailing industry and, therefore, the long-term performance of these centers may not be comparable to, and cash flows may not be as predictable as, traditional retail malls.

        The economic performance and the value of our manufacturer's outlet centers are dependent on several market factors.

        Real property investments are subject to varying degrees of risk. The economic performance and values of real estate may be affected by many factors, including changes in the national, regional and local economic climate, local conditions such as an oversupply of space or a reduction in demand for real estate in the area, the attractiveness of the properties to tenants, competition from other available space, the ability of the owner to provide adequate maintenance and insurance and increased operating costs.

        We may be unable to successfully bid for and develop economically attractive manufacturer's outlet centers.

        We intend to actively pursue manufacturers' outlet center development projects, including the expansion of existing centers. These projects generally require expenditure of capital on projects that may not be completed as well as various forms of government and other approvals. We cannot be assured that we will be able to get financing on acceptable terms or be able to get the necessary approvals.

        Our earnings and therefore our profitability is entirely dependent on rental income from real property.

        Substantially all of our income is derived from rental income from real property. Our income and funds for distribution would be adversely affected if a significant number of our tenants were unable to meet their obligations to us or if we were unable to lease a significant amount of space in our centers on economically favorable lease terms. In addition, the terms of manufacturers' outlet store tenant leases traditionally have been significantly shorter than in traditional segments of retailing. There can be no assurance that any tenant whose lease expires in the future will renew such lease or that we will be able to re-lease space on economically favorable terms.

        We are substantially dependent on the success of our retailers to generate sales.

        Our operations are necessarily subject to the changes in operations of our retail tenants. A portion of our rental revenues are derived from percentage rents that directly depend on the sales volume of certain tenants. In addition, in recent years, a number of retailers have experienced financial difficulties. The bankruptcy of a major tenant or number of tenants may have a material adverse effect on our results of operations.

        We may be subject to environmental regulation.

        Under various federal, state and local laws, ordinances and regulations, we may be considered an owner or operator of real property and may be responsible for paying for the disposal or treatment of hazardous or toxic substances released on or in our property or disposed of by us, as well as certain other potential costs which could relate to hazardous or toxic substances (including governmental fines and injuries to persons and property). This liability may be imposed whether or not we knew about, or were responsible for, the presence of hazardous or toxic substances.

        We are required by law to make distributions to our shareholders.

        To obtain the favorable tax treatment associated with our REIT status, generally, we will be required to distribute to our common and preferred shareholders at least 90% of our net taxable income each year. We depend upon distributions or other payments from the Operating Partnership to make distributions to our common and preferred shareholders.

        Our failure to qualify as a REIT could subject our earnings to corporate level taxation.

        We believe that we have operated and intend to operate in a manner that permits us to qualify as a REIT under the Internal Revenue Code of 1986, as amended. However, no assurance can be given that we have qualified or will remain qualified as a REIT. If in any taxable year we were to fail to qualify as a REIT, we would not be allowed a deduction for distributions to shareholders in computing taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Our failure to qualify for taxation as a REIT is likely to have an adverse effect on the market value and marketability of our securities.

        We depend on distributions from our Operating Partnership to meet our financial obligations, including guarantee obligations.

        Our operations are conducted by the Operating Partnership, and our only significant asset is our interest in the Operating Partnership. As a result, we depend upon distributions or other payments from the Operating Partnership in order to meet our financial obligations, including our obligations under any guarantees or to pay dividends to our common and preferred shareholders. Any guarantee will be effectively subordinated to existing and future liabilities of the Operating Partnership. At June 30, 2005, the Operating Partnership had $489.0 million of indebtedness outstanding, of which $290.2 million was secured debt. The Operating Partnership is a party to loan agreements with various bank lenders which requires the Operating Partnership to comply with various financial and other covenants before it may make distributions to us. Although the Operating Partnership presently is in compliance with such covenants, there is no assurance that it will continue to be in compliance and that it will be able to continue to make distributions to us.

III.  USE OF PROCEEDS

        We intend to contribute all of the proceeds from the sale of securities of the Company to the Operating Partnership. Unless otherwise described in the applicable prospectus supplement, the Operating Partnership intends to use the net proceeds from the sale of our securities for general purposes, which may include the development or the acquisition of additional portfolio properties as suitable opportunities arise, the expansion and improvement of certain centers in the Operating Partnership's portfolio, and the repayment of certain secured or unsecured indebtedness outstanding at such time.

IV.    RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

        The following table sets for ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends for the periods shown. The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings has been calculated by adding fixed charges (excluding capitalized interest), amortization of capitalized interest and distributed income of unconsolidated joint ventures to income from continuing operations before adjustment for equity in earnings of unconsolidated joint ventures and minority interests. Fixed charges consist of interest costs, whether expensed or capitalized, the amortization of debt issue costs, whether expensed or capitalized and the interest factor of rental expense.

Ratio of Earnings to Fixed Charges

Six Months Ended June 30,
2005	2004
2.1	1.9
Years Ended December 31,
2004	2003	2002	2001	2000
2.0	1.6	1.3	1.1	1.2

Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends

Six Months Ended June 30,
2005	2004
2.1	1.9
Years Ended December 31,
2004	2003	2002	2001	2000
2.0	1.5	1.2	1.1	1.1

V.     WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3 (Reg. No. 333-61394/333-61394-01) with respect to the securities we are offering. This prospectus does not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we are offering. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the offices of the SEC and may be inspected without charge.

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement, are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You also may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about their public reference room.

        You may also obtain copies of our SEC filings at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        SEC rules allow us to include some of the information required to be in the registration statement by incorporating that information by reference to documents we file with them. That means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in such documents that is deemed not to be filed) until we sell all of the securities covered by this prospectus:

        Tanger Factory Outlet Centers, Inc.:

  •
  Annual Report on Form 10-K for the year ended December 31, 2004;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005;

  •
  Current Reports on Form 8-K filed on March 30, 2005, May 13, 2005, August 23, 2005 and August 31, 2005; and

  •
  Definitive proxy statement filed on April 11, 2005.

        Tanger Properties Limited Partnership:

  •
  Annual Report on Form 10-K for the year ended December 31, 2004;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005, and

  •
  Current Report on Form 8-K filed on August 23, 2005 and September 1, 2005

        You may also find these filings on our website at www.tangeroutlet.com or you may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Tanger Factory Outlet Centers, Inc.
Attention: Investor Relations
3200 Northline Avenue, Suite 360
Greensboro, NC 27408
(336) 292-3010
www.tangeroutlet.com

VI.   FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties, and assumptions about the Company and the Operating Partnership, including, among other things:

  •
  national and local general economic and market conditions;

  •
  demographic changes;

  •
  our ability to sustain, manage or forecast our growth and operating results;

  •
  our anticipated growth strategies;

  •
  our intention to acquire additional properties;

  •
  future expenditures for development projections;

  •
  changes in business strategy or development plans;

  •
  availability of capital to finance our business;

  •
  existing government regulations and changes in, or the failure to comply with, government regulations;

  •
  adverse publicity;

  •
  liability and other claims asserted against us;

  •
  competition;

  •
  the risk that we may not be able to finance our planned development activities;

  •
  anticipated trends in our business, including trends in the market for long-term net leases of freestanding, multiple tenant manufacturer's outlet center properties;

  •
  risks related to the retail real estate industry in which we compete, including the potential adverse impact of external factors such as inflation, tenant demand for space, consumer confidence, unemployment rates and consumer tastes and preferences;

  •
  risks associated with our development activities, such as the potential for cost overruns, delays and lack of predictability with respect to the financial returns associated with these development activities;

  •
  risks that we incur a material, uninsurable loss of our capital investment and anticipated profits from one of our properties, such as those results from wars, earthquakes or hurricanes;

  •
  risks associated with real estate ownership, such as the potential adverse impact of changes in the local economic climate on the revenues and the value of our properties;

  •
  risks that a significant number of tenants may become unable to meet their lease obligations or that we may be unable to renew or re-lease a significant amount of available space on economically favorable terms;

  •
  business disruptions;

  •
  the ability to attract and retain qualified personnel;

  •
  the ability to realize planned costs savings in acquisitions; and

  •
  retention of earnings.

        Additional factors that may cause risks, uncertainties and assumptions include those discussed in the section entitled "Business" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "Annual Report"), including the subheadings entitled "Recent Developments," "The Factory Outlet Concept," "Our Factory Outlet Centers," "Business and Operating Strategy," "Capital Strategy," "Competition," and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report.

        You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated by reference, is accurate as of its date only. Our business, financial condition, results of operations and prospects may have changed since those dates.

VII. DESCRIPTION OF DEBT SECURITIES

General

        The following description of the terms of the debt securities sets forth certain general terms and provisions of our debt securities to which any prospectus supplement may relate. The particular terms of the debt securities being offered, the extent, if any, to which such general provisions may apply to our debt securities and any modifications of or additions to the general terms of the debt securities applicable in the case of the debt securities will be described in the prospectus supplement relating to such debt securities.

        The debt securities will be issued by the Operating Partnership and, if other than non-convertible investment grade securities, will be guaranteed by the Company. The Company will not issue debt securities. The senior debt securities will be issued under an indenture, dated as of March 1, 1996 between the Operating Partnership, the Company and State Street Bank and Trust Company, as trustee and the subordinated debt securities are to be issued under an indenture to be dated as of a date on or prior to the first issuance of subordinated debt securities, as supplemented from time to time between the Operating Partnership, the Company and State Street Bank and Trust Company, as trustee. The original senior indenture, dated as of March 1, 1996, was filed as an exhibit to our Registration Statement on Form S-3 dated April 12, 1996. The senior indenture was subsequently supplemented by a First Supplemental Indenture, Second Supplemental Indenture and Third Supplemental Indenture, which were filed on our Current Reports on Form 8-K dated March 11, 1996, October 24, 1997 and February 16, 2001, respectively. The form of the subordinated indenture was filed as an exhibit to the Amendment No. 1 to the Registration Statement on Form S-3 dated January 23, 1996.

        The indentures are subject to, and governed by, the Trust Indenture Act of 1939, as amended, or the TIA. The statements made hereunder relating to the indentures and the debt securities to be issued thereunder are summaries of certain provisions of those agreements and are not complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures and such debt securities.

        The debt securities will be direct, unsecured obligations of the Operating Partnership. The indebtedness represented by the senior debt securities will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. The indebtedness represented by the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all senior indebtedness of the Operating Partnership (including the senior debt securities) as described under "Subordination" below. The indentures provide that the debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the general partner of the Operating Partnership or as established in one or more indentures supplemental to the indenture. All debt securities of one series need not be issued at the same time and may vary as to interest rate or formula, maturity and other provisions and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.

        The indentures provide or will provide that we may, but need not, designate more than one trustee for the indenture, each with respect to one or more series of the debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of the debt securities, and a successor trustee may be appointed to act with respect to that series. If two or more persons are acting as trustee to different series of our debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee and, except as otherwise indicated in this prospectus, any action taken by a trustee may be taken by that trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

        This summary sets forth certain general terms and provisions of the indentures, the debt securities and the related guarantees. For a detailed description of a specific series of debt securities and the related guarantees, you should consult the prospectus supplement for that series. The prospectus supplement may contain any of the following information where applicable:

  (1)
  the title of those debt securities;

  (2)
  the aggregate principal amount of those debt securities and any limit on the aggregate principal amount;

  (3)
  the percentage of the principal amount at which those debt securities will be issued and, if other than 100% of the principal amount thereof, the portion of the principal amount payable upon acceleration of the maturity;

  (4)
  the date or dates, or the method for determining the date or dates, on which the principal of (and premium, if any, on) those debt securities will be payable;

  (5)
  the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which those debt securities will bear interest, if any;

  (6)
  the date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates upon which that interest will be payable, the record dates for Payment of that interest, or the method by which any of those dates shall be determined, the persons to whom that interest shall be payable, and the basis upon which that interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

  (7)
  the place or places where the principal of (and premium, if any) and interest, if any, on debt securities will be payable, where debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Operating Partnership or the Company, as applicable, relating to the debt securities, the applicable guarantees and the applicable Indenture may be served;

  (8)
  the date or dates on which, the period or periods within which, the price or prices at which and the terms and conditions upon which those debt securities may be redeemed, as a whole or in part, at the option of the Operating Partnership, if the Operating Partnership is to have such an option;

  (9)
  the obligation, if any, of the Operating Partnership to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those debt securities of the Operating Partnership to offer to redeem, repay or purchase those debt securities, and the date or dates on which, the period or periods within which, the price or prices at which and the terms and conditions upon which such those debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

  (10)
  if other than U.S. dollars, the currency or currencies in which those debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

  (11)
  whether the amount of payments of principal of (and premium, if any) or interest, if any, on those debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be, based on one or more currencies, currency units or composite currencies) and the manner in which those amounts shall be determined;

  (12)
  any additions to, modifications of or deletions from the terms of the events of default or covenants with respect to those debt securities;

  (13)
  whether those debt securities will be issued in certificated or book-entry form or both, and, if so, the identity of the depositary and the terms of the depositary arrangement for those debt securities;

  (14)
  whether those debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof if other than $5,000 and terms and conditions relating thereto;

  (15)
  the specific terms of the related guarantees;

  (16)
  if the defeasance and covenant defeasance provisions of the applicable indenture for those debt securities are to be inapplicable, or any modifications to such provisions;

  (17)
  whether and under what circumstances the Operating Partnership will pay additional amounts as contemplated in the applicable indenture on those debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem such debt securities in lieu of making such payment;

  (18)
  if other than the trustee, the identity of each security registrar and/or paying agent; and

  (19)
  any other terms of those debt securities not inconsistent with the provisions of the applicable indenture.

        The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Any material, special U.S. federal income tax, accounting and other considerations applicable to securities issued with original issue discount will be described in the applicable prospectus supplement.

        Except as described in "Merger, Consolidation or Sale" or as may be set forth in the applicable prospectus supplement, the indentures do not contain any provisions that would limit the ability of the Operating Partnership or the Company to incur indebtedness or that would afford holders of debt securities protection in the event of:

  (1)
  a highly leveraged or similar transaction involving the Operating Partnership, the management of the Operating Partnership or the Company, or any affiliate of any such party,

  (2)
  a change of control, or

  (3)
  a reorganization, restructuring, merger or similar transaction involving the Operating Partnership or the Company that may adversely affect the holders of the debt securities.

        However, our organizational documents contain certain restrictions on ownership and transfers of our common shares and preferred shares that are designed to preserve our status as a REIT and may act to prevent or hinder a change of control. See "Description of Common Shares" and "Description of Preferred Shares." In addition, subject to the limitations set forth under "Merger, Consolidation or Sale," the Operating Partnership or the Company may, in the future, enter into certain transactions, such as the sale of all or substantially all of its assets or the merger or consolidation of the Operating Partnership or the Company, that would increase the amount of the Operating Partnership's indebtedness or substantially reduce or eliminate the Operating Partnership's assets, which may have an adverse effect on the Operating Partnership's ability to service its indebtedness, including the debt securities.

        Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of the Company and the Operating Partnership that are described below, including any addition of a covenant or other provision providing event risk or similar protection. Reference is made to "Certain Covenants" below and to the description of any additional covenants with respect to a series of Debt Securities in the applicable prospectus supplement. Except as otherwise described in the applicable prospectus supplement, compliance with such covenants generally may not be waived with respect to a series of debt securities by the Board of Directors of the Company as sole shareholder of the general partner of the Operating Partnership or by the trustee unless the holders of at least a majority in principal amount of all outstanding debt securities of such series consent to such waiver, except to the extent that the defeasance and covenant defeasance provisions of the indenture described under "Discharge, Defeasance and Covenant Defeasance" below apply to such series of debt securities. See "Modification of the Indenture."

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, the debt securities of any series which are registered securities, other than registered securities issued in book-entry form (which may be in any denomination) will be issuable in denominations of $1,000 and integral multiples thereof, and the debt securities which are bearer securities, other than bearer securities issued in global form (which may be of any denomination), shall be issuable in denominations of $5,000.

        Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the applicable trustee provided that, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to such person at an account maintained within the United States.

        Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder on the applicable record date and may either be paid to the person in whose name such debt security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the applicable trustee, notice whereof shall be given to the holder of such debt security not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner, all as more completely described in the indenture.

        Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and rank and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such debt securities at the corporate trust office of the applicable trustee referred to above. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer thereof at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent (in addition to the applicable trustee) initially designated by the Operating Partnership with respect to any series of debt securities, the Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Operating Partnership will be required to maintain a transfer agent in each place of payment for such series. The Operating Partnership may at any time designate additional transfer agents with respect to any series of debt securities.

        Neither the Operating Partnership nor the applicable trustee shall be required to:

  (1)
  issue, register the transfer of or exchange any debt securities if such debt security may be among those selected for redemption during a period beginning at the opening of business

    15 days before selection of the debt securities to be redeemed and ending at the close of business on the day of such selection;

  (2)
  register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

  (3)
  issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale

        Each Indenture provides that the Operating Partnership or the Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that:

  (1)
  either the Operating Partnership or the Company, as the case may be, shall be the continuing entity, or the successor entity (if other than the Operating Partnership or the Company, as the case may be) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all of the debt securities issued under such indenture, in the case of any successor to the Operating Partnership, or the applicable guarantee, in the case of any successor to the Company and the due and punctual performance and observance of all of the covenants and conditions contained in such indenture and, as applicable, such debt securities or guarantees;

  (2)
  immediately after giving effect to such transaction no event of default, and no event which, after notice or the lapse of time, or both, would become such an event of default, under such indenture shall have occurred and be continuing; and

  (3)
  an officer's certificate and legal opinion covering such conditions shall be delivered to the applicable trustee.

Certain Covenants

        Limitations on Incurrence of Indebtedness.    The Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness (as defined below), other than Permitted Indebtedness (as defined below), if, immediately after giving effect to the incurrence of such additional Indebtedness, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is greater than 60% of the sum of:

  (1)
  the Operating Partnership's Total Assets (as defined below) as of the end of the calendar quarter covered in the Operating Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Indebtedness; and

  (2)
  any increase in the Total Assets since the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Indebtedness (such increase together with the Total Assets being referred to as the "Adjusted Total Assets").

        In addition to the other limitations on the incurrence of Indebtedness, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness if, for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional

Indebtedness is to be incurred, the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) shall have been less than 2.0 to 1, on a pro forma basis after giving effect to the incurrence of such Indebtedness and to the application of the proceeds therefrom, and calculated on the assumption that:

  (1)
  such Indebtedness and any other Indebtedness incurred by the Operating Partnership or its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period;

  (2)
  the repayment or retirement of any other Indebtedness by the Operating Partnership or its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

  (3)
  any income earned as a result of any increase in Adjusted Total Assets since the end of such four-quarter period had been earned, on an annualized basis, during such period; and

  (4)
  in the case of an acquisition or disposition by the Operating Partnership or any Subsidiary or any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness had incurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

        In addition to the other limitations on the incurrence of Indebtedness, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Secured Indebtedness (as defined below), whether owned at the date of the indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such additional Secured Indebtedness, the aggregate principal amount of all outstanding Secured Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis is greater than 40% of the Operating Partnership's Adjusted Total Assets.

        For purposes of this covenant, Indebtedness is deemed to be "incurred" by the Operating Partnership or its Subsidiaries on a consolidated basis whenever the Operating Partnership and its Subsidiaries on a consolidated basis shall create, assume, guarantee or otherwise become liable in respect thereof.

        Restrictions on Dividends and Other Distributions.    The Operating Partnership will not make any distribution, by reduction of capital or otherwise (other than distributions payable in securities evidencing interests in the Operating Partnership's capital for the purpose of acquiring interests in real property or otherwise) unless, immediately after giving pro forma effect to such distribution:

        (a) no default under the Indenture or event of default under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Operating Partnership, the Company or any Subsidiary shall have occurred or be continuing and

        (b) the aggregate sum of all distributions made after the date of the Indenture shall not exceed the sum of

    (i)
    95% of the aggregate cumulative Funds From Operations (as defined below) of the Operating Partnership accrued on a cumulative basis from the date of the Indenture until the end of the last fiscal quarter prior to the contemplated payment, and

    (ii)
    the aggregate Net Cash Proceeds (as defined below) received by the Operating Partnership after the date of the Indenture from the issuance and sale of Capital Stock (as defined below) of the Operating Partnership or the Company to the extent such proceeds are contributed to the Operating Partnership; provided, however, that the foregoing limitation shall not apply to any distribution or other action which is necessary to maintain the Company's status as a REIT under the Code, if the aggregate principal amount of all outstanding Indebtedness of the Company and the Operating Partnership on a consolidated basis at such time is less than 60% of Adjusted Total Assets.

        Notwithstanding the foregoing, the Operating Partnership will not be prohibited from making the payment of any distribution within 30 days of the declaration thereof if at such date of declaration such payment would have complied with the provisions of the immediately preceding paragraph.

        Existence.    Except as permitted under "Merger, Consolidation or Sale," each of the Company and the Operating Partnership will be required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that neither the Company nor the Operating Partnership shall be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities.

        Maintenance of Centers.    Each of the Company and the Operating Partnership will be required to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company and the Operating Partnership may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Operating Partnership, the Company and its Subsidiaries shall not be prevented from selling or otherwise disposing for value their respective properties except as otherwise provided in "Merger, Consolidation or Sale."

        Insurance.    The Company and the Operating Partnership will be required to, and will be required to cause each of its respective Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and having a rating of at least A:VIII in Best's Key Rating Guide.

        Payment of Taxes and Other Claims.    Each of the Company and the Operating Partnership will be required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent,

  (1)
  all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of it or any Subsidiary; and

  (2)
  all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership, the Company or any Subsidiary; provided, however, that neither the Company nor the Operating Partnership shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Provision of Financial Information.    Whether or not the Operating Partnership or the Company is subject to Section 13 or 15(d) of the Exchange Act and for so long as any debt securities are outstanding, the Company and the Operating Partnership will, to the extent permitted under the Exchange Act, be required to file with the Commission the annual reports, quarterly reports and other documents which the Company and the Operating Partnership would have been required to file with the Commission pursuant to such Section 13 or 15(d) of the Exchange Act (the "Financial

Statements") if the Company and the Operating Partnership were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company and the Operating Partnership would have been required so to file such documents if the Company and the Operating Partnership were so subject.

        The Company and the Operating Partnership will also in any event (x) within 15 days of each Required Filing Date

  (1)
  transmit by mail to all Holders of debt securities, as their names and addresses appear in the Security Register, without cost to such Holders copies of the annual reports and quarterly reports which the Company and the Operating Partnership would have been required to file with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act if the Company and the Operating Partnership were subject to such Sections, and

  (2)
  file with the applicable trustee, copies of the annual reports, quarterly reports and other documents which the Company and the Operating Partnership would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company and the Operating Partnership were subject to such Sections, and

  (y)
  if filing such documents by the Company and the Operating Partnership with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder.

Definitions Used For the Debt Securities

        As used herein,

        "Annual Service Charge" as of any date means the amount which is expensed or capitalized in the immediately preceding four fiscal quarter periods for interest on Indebtedness, excluding amounts relating to the amortization of deferred financing costs.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase warrants, options, participations, rights in or other equivalents (however designated) of such Person's capital stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any preferred stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or hereafter issued.

        "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income of the Operating Partnership and its Subsidiaries

  (1)
  plus amounts which have been deducted for

  (a)
  interest on Indebtedness of the Operating Partnership and its Subsidiaries,

  (b)
  provision for taxes of the Operating Partnership and its Subsidiaries based on income,

  (c)
  amortization of debt discount,

  (d)
  depreciation and amortization,

  (e)
  the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period,

  (f)
  amortization of deferred charges, and

  (g)
  provisions for or realized losses on properties,

  (2)
  less amounts which have been included for gains on properties.

        "Consolidated Net Income" for any period means the amount of consolidated net income (or loss) of the Operating Partnership and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

        "Funds from Operations," or FFO, means for any period the Consolidated Net Income of the Operating Partnership and its Subsidiaries for such period without giving effect to depreciation and amortization uniquely significant to real estate, gains or losses from extraordinary items, gains or losses on sales of real estate, gains or losses with respect to the disposition of investments in marketable securities and any provision/benefit for income taxes for such period, plus the allocable portion, based on the Operating Partnership's ownership interest, of funds from operations of unconsolidated joint ventures, all determined on a consistent basis.

        "Indebtedness" means any indebtedness, whether or not contingent, in respect of

  (1)
  borrowed money evidenced by bonds, notes, debentures or similar instruments,

  (2)
  indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property,

  (3)
  the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

  (4)
  any lease of property as lessee which would be reflected on a consolidated balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (1) through (3) above to the extent that any such items (other than letters of credit) would appear as a liability on a consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person.

        "Net Cash Proceeds" means the proceeds of any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Operating Partnership or any Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Permitted Indebtedness" means Indebtedness of the Operating Partnership, the Company or any Subsidiary owing to any Subsidiary, the Company or the Operating Partnership pursuant to an intercompany note, provided that such Indebtedness is expressly subordinated in right of payment to the Securities; provided further that any disposition, pledge or transfer of such Indebtedness to a Person (other than the Operating Partnership or another Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Operating Partnership, the Company or a Subsidiary, as the case may be, and not Permitted Indebtedness as defined herein.

        "Secured Indebtedness" means any Indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or security interest of any kind upon any property of the Operating Partnership or any Subsidiary.

        "Subsidiary" means any entity of which at the time of determination the Operating Partnership or one or more other Subsidiaries owns or controls, directly or indirectly, more than 50% of the shares of Voting Stock.

        "Total Assets" as of any date means the sum of (1) Undepreciated Real Estate Assets and (2) all other assets of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding intangibles and accounts receivables).

        "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

        "Voting Stock" means stock having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees (or persons performing similar functions), provided that stock that carries only the right to vote conditionally on the happening of an event shall not be considered Voting Stock.

Additional Covenants

        Any additional or different covenants of the Company and the Operating Partnership with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Events of Default, Notice and Waiver

        Under each indenture, an event of default with respect to any series of debt securities issuable thereunder means any one of the following events:

  (1)
  default for 30 days in the payment of any installment of interest on any debt security of any series when due and payable;

  (2)
  default in the payment of the principal of (or premium, if any, on) any debt security of such series at its maturity;

  (3)
  default in making any sinking fund payment as required for any debt security of such series;

  (4)
  default in the performance, or breach, of any covenant or warranty contained in the applicable indenture (other than a covenant added to the applicable indenture solely for the benefit of a series of debt securities issued thereunder other than that series), continued for 60 days after written notice as provided in the applicable indenture;

  (5)
  default in the payment of an aggregate principal amount exceeding $5,000,000 of any evidence of recourse indebtedness of the Operating Partnership or the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled;

  (6)
  failure of the Operating Partnership or the Company within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order in excess of $5,000,000 which is not stayed on appeal or contested in good faith,

  (7)
  certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company, the Operating Partnership or any Significant Subsidiary (as defined in Regulation S-X promulgated under the Securities Act) or either of its property; and

  (8)
  any other event of default provided with respect to a particular series of debt securities of the Operating Partnership.

        If an event of default with respect to debt securities of any series at the time outstanding (other than one for certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee as described above, which event of default shall result in an automatic acceleration) occurs and is continuing, then the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all of the debt securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership and the guarantor (and to the applicable trustee if given by the holders).

        However, at any time after the declaration of acceleration with respect to debt securities of a series (or of all debt securities then outstanding under the applicable indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of that series (or of all debt securities then outstanding under such indenture, as the case may be) may rescind and annul such acceleration and its consequences if:

  (1)
  the Operating Partnership or the guarantor had paid or deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under such indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee and

  (2)
  all events of default, other than the non-payment of accelerated principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then Outstanding under such Indenture, as the case may be) have been cured or waived as provided in such indenture.

        The indentures also provide or will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then Outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default:

  (1)
  in the payment of the principal of (or premium, if any) or interest on any debt security of such series, or

  (2)
  in respect of a covenant or provision contained in such indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

        Each indenture requires or will require each trustee to give notice of a default under the indenture to all holders of debt securities within 90 days, unless the default shall have been cured or waived, subject to certain exceptions; provided, however, that the trustee shall be protected in withholding notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series) if specified responsible officers of the trustee consider withholding the notice to be in that holders' interest.

        Each indenture provides or will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it, and no direction inconsistent with the written request has been given to the trustee during the 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those debt securities at the respective due dates thereof.

        Each indenture provides or will provide that, subject to provisions in the Trust Indenture Act of 1939 relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of the debt securities then outstanding under the indenture, unless those holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee; provided that the direction shall not conflict with any rule of law or the indenture, and provided further that the trustee may refuse to follow any direction that may involve the trustee in personal liability or that may be unduly prejudicial to the holders of debt securities of that series not joining in the direction to the trustee.

        Within 120 days after the close of each fiscal year, the Operating Partnership and the guarantor must deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

        Modifications and amendments of any indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series issued under the indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

  (1)
  change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any debt security;

  (2)
  reduce the principal amount of, or the rate (or manner of calculation of the rate) or amount of interest on, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration of the maturity thereof or would be provable in bankruptcy;

  (3)
  change the place of payment, or the coin or currency, for payment of principal of, or premium, if any, or interest on, any debt security;

  (4)
  impair the right to institute suit for the enforcement of any payment right with respect to any debt security;

  (5)
  change any redemption or repayment provisions applicable to any debt security;

  (6)
  reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in such indenture;

  (7)
  modify or affect in any manner adverse to the holders the terms and conditions of the obligations of the guarantor under the related guarantees in respect of the payment of principal (and premium, if any) and interest on any guaranteed securities;

  (8)
  make any change that adversely affects any right to exchange any debt security;

  (9)
  in the case of subordinated debt securities, modify any of the subordination provisions in a manner adverse to the holders thereof; or

  (10)
  modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holder of each outstanding debt security.

        The holders of not less than a majority in principal amount of a series of outstanding debt securities have the right insofar as that series is concerned, to waive compliance by the Operating Partnership and the guarantor with certain covenants relating to that series of debt securities in the applicable indenture.

        Modifications and amendments of each indenture may be made by the Operating Partnership, the Company and the applicable trustee without the consent of any holder of debt securities for any of the following purposes:

  (1)
  to evidence the succession of another person to the Operating Partnership as obligor under the debt securities issuable under the applicable indenture or the Company as guarantor under the applicable guarantees;

  (2)
  to add to the covenants of the Operating Partnership or the Company for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Operating Partnership or the Company;

  (3)
  to add events of default for the benefit of the holders of all or any series of debt securities issuable under each indenture;

  (4)
  to add or change certain provisions of the applicable indenture relating to certain debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series issuable under such indenture in any material respect;

  (5)
  to secure the debt securities;

  (6)
  to establish the form or terms of debt securities of any series;

  (7)
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

  (8)
  to cure any ambiguity, defect or inconsistency in the applicable indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issuable under any indenture in any material respect;

  (9)
  to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that this action shall not adversely affect the interests of the holders of the debt securities of any series issuable under such indenture in any material respect; or

  (10)
  to effect the assumption by the guarantor or a subsidiary thereof to the debt securities then outstanding under the applicable indenture.

  (11)
  to amend or supplement any provisions of the applicable indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the holders of any debt securities then outstanding under any indenture;

        Each indenture provides or will provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities:

  (1)
  the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

  (2)
  the principal amount of a debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such debt security of the amount determined as provided above);

  (3)
  the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security in the applicable Indenture; and

  (4)
  debt securities owned by the Operating Partnership, the Company or any other obligor upon the debt securities or any affiliate of the Operating Partnership, the Company or of such other obligor shall be disregarded.

        Each indenture contains or will contain provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the applicable trustee, and also, upon request, by the Operating Partnership, the Company (in respect of a series of guaranteed securities) or request of the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in the indenture. Except for any consent or waiver that must be given by the holder of each debt security affected by the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at a meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.

Subordination

        Upon any distribution of assets of the Operating Partnership upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on subordinated debt securities is to be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all senior indebtedness, but the obligation of the Operating Partnership to make payment of the principal (and premium, if any) and interest on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), or interest, may be made on the subordinated debt securities at any time unless full payment of all amounts due in respect of the senior indebtedness has been made or duly provided for in money or money's worth.

        In the event that, notwithstanding the foregoing, any such payment by the Operating Partnership is received by the trustee or the holders of any of the subordinated debt securities before all senior indebtedness is paid in full, such payment or distribution shall be paid over to the holders of the senior indebtedness or any representative on their behalf for application to the payment of all of the senior indebtedness remaining unpaid until all of the senior indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the senior indebtedness.

        Subject to the payment in full of all senior indebtedness upon the payment or distribution of the Operating Partnership, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to the extent of payments made to the holders of the senior indebtedness out of the distributive share of the subordinated debt securities. By reason of subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Operating Partnership may recover more, ratably, than holders of the subordinated debt securities.

        Senior indebtedness is defined in the subordinated indenture as the principal of (and premium, if any) and unpaid interest on indebtedness of the Operating Partnership (including indebtedness of others guaranteed by the Operating Partnership), whether outstanding on the date of the subordinated indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed (other than the subordinated debt securities issued under the subordinated indenture), unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not senior or prior in right of payment to the subordinated debt securities, and renewals, extensions, modifications and refundings of any such indebtedness.

Discharge, Defeasance and Covenant Defeasance

        The Operating Partnership may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal (and premium, if any) and interest to the date of such deposit (if the debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

        Each indenture provides or will provide that, unless the provisions of Section 402 are made inapplicable to the debt securities of or within any series pursuant to Section 301 of the applicable indenture, the Operating Partnership may elect either to:

  (1)
  defease and discharge itself and, if applicable, to discharge the guarantor from any and all obligations with respect to debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charges with respect to payments on the debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust) ("defeasance"); or

  (2)
  release the Operating Partnership and the guarantor from certain obligations of the applicable indenture (including the restrictions described under "Certain Covenants") and if provided pursuant to Section 301 or Section 901 of the applicable indenture, their obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event or Default with respect to such debt securities of any series ("covenant defeasance").

in either case upon the irrevocable deposit by the Operating Partnership or the guarantor with the trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to those debt securities through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the scheduled due dates.

        A trust may only be established if, among other things, the Operating Partnership or, if applicable, the guarantor has delivered to the applicable trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of those debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable indenture.

        "Government Obligations" means securities that are (1) direct obligations of the United States of America or the government or governments in the confederation which issued the foreign currency in which the principal of or any premium or interest on the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or other government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or the other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by a custodian for the account of the holder of a depository receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

        Unless otherwise provided in the applicable prospectus supplement, if after the Operating Partnership or the guarantor has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

  (1)
  the Holder of a debt security of that series is entitled to, and does, elect pursuant to the applicable indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that debt security; or

  (2)
  a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made.

        Then the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of such election or such Conversion Event based on the applicable market exchange rate. "Conversion Event" means the cessation of use of:

  (1)
  a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

  (2)
  the ECU, both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community; or

  (3)
  any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable prospectus supplement, after the deposit of funds and/or Government Obligations referred to above, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

        In the event the Operating Partnership effects a covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of certain events of default other than the event of default described in clause 4 under "Events of Default, Notice and Waiver" with respect to sections no longer applicable to the debt securities or described in clause 8 thereunder with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which the debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. However, the Operating Partnership and the guarantor would remain liable to make payment of the amounts due at the time of acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting the defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

No Conversion or Exchange Rights

        The debt securities will not be convertible into or exchangeable for any capital stock of the Company or equity interest in the Operating Partnership.

Global Securities

        The debt securities of a series may be issued in whole or in part in book-entry form consisting of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to that series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to that series.

Guarantees of Debt Securities

        The Company, as guarantor, will unconditionally and irrevocably guarantee, on a senior or subordinated basis, the due and punctual payment of principal of, and premium, if any, and interest on, the debt securities, if other than non-convertible investment grade securities, and the due and punctual payment of any sinking fund payments thereon, when and as the same shall become due and payable, whether at stated maturity, upon redemption or otherwise. The additional terms of any guarantee relating to a series of debt securities will be set forth in the applicable prospectus supplement. Guarantees will be unsecured obligations of the guarantor. Any right of payment of the holders of senior debt securities under the related guarantee will be prior to the right of payment of the holders of subordinated debt securities under the related guarantee, upon the terms set forth in the applicable prospectus supplement. The guarantees may be subordinated to other indebtedness and obligations of the Guarantor to the extent set forth in the applicable prospectus supplement.

        For any guarantee, reference is made to the applicable indenture and the applicable prospectus supplement for a description of the specific terms of that guarantee, including any additional covenants of the guarantor, the outstanding principal amount of indebtedness and other obligations, if any that will rank senior to such guarantee and, where applicable, subordination provisions of such guarantee.

VIII.    DESCRIPTION OF COMMON SHARES

        The Company has authority to issue 50,000,000 common shares, $0.01 par value per share. In this section, the terms "we," "our" and "us" refer to the Company and not the Operating Partnership. As of June 30, 2005, we had outstanding 27,695,016 common shares.

General

        The following description of our common shares sets forth certain general terms and provisions of our common shares to which any prospectus supplement may relate, including a prospectus supplement providing that our common shares will be issuable upon conversion of our preferred shares or upon the exercise of our common shares warrants. The statements below describing our common shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws.

Terms

        Each of our outstanding common shares will be entitled to one vote on all matters presented to shareholders for a vote. Holders of our common shares will not have, or be subject to, any preemptive or similar rights.

        Except for the election of a director to fill a vacancy on the board of directors and the election of directors by holders of one or more class or series of our preferred shares, directors will be elected by the holders of our common shares at each annual meeting of shareholders by a plurality of the votes cast. Holders of our common shares will not have cumulative voting rights for the election of directors. Consequently, at each annual meeting of shareholders, the holders of a plurality of the our common shares cast for the election of directors at that meeting will be able to elect all of the directors, other than any directors to be elected by the holders of one or more series of our preferred shares. A director may be removed by a majority of votes cast. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in a vote to remove him.

        Our common shares will, when issued, be fully paid and non-assessable. Dividends and other distributions may be paid to the holders of our common shares if and when declared by the board of directors of the Company out of funds legally available therefor.

        Under North Carolina law, shareholders are generally not liable for our debts or obligations. Payment and declaration of dividends on our common shares and purchases of our shares are subject to certain limitations under North Carolina law and will be subject to certain restrictions if we fail to pay dividends on one or more series of our preferred shares. See "Description of Preferred Shares." If we were to experience a liquidation, dissolution or winding up, each of our common shares would, subject to the rights of any holders of our preferred shares to receive preferential distributions, be entitled to participate equally in the assets available for distribution to them after payment of, or adequate provision for, all our known debts and liabilities.

Restrictions on Ownership and Transfer

        For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), not more than 50% in value of our outstanding capital stock may be owned, actually or constructively, by five or fewer individuals during the last half of our taxable year. This requirement is referred to as the "five or fewer" requirement. For purposes of this five or fewer requirement, individuals include the entities that are set forth in Section 542(a)(2) of the Internal Revenue Code. Attribution rules in the Internal Revenue Code determine if any individual or entity constructively owns our stock under the "five or fewer" requirement. Our capital stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. In addition, rent from a related party tenant, is not qualifying income for purposes of the gross income tests under the Internal Revenue Code. A related party tenant is generally a tenant in which the REIT or an owner of 10% or more of the REIT owns, actually or constructively, 10% or more of such tenant. To assist us in meeting these requirements, we may take certain actions to limit the actual, beneficial or constructive ownership by a single person or entity of our outstanding equity securities. See "Material Federal Income Tax Considerations to Tanger Factory Outlet Centers, Inc.," including discussion under the subheadings "—Requirements for Qualification as a Real Estate Investment Trust" and "—Income Tests."

        Subject to certain exceptions specified in our charter, no shareholder (other than Stanley K. Tanger, Steven B. Tanger, members of their families, affiliated entities and their transferees) may own, or be deemed to own by virtue of the constructive ownership provisions of the Internal Revenue Code, more than 4% of our outstanding common shares. Our charter provides that Stanley K. Tanger, Steven B. Tanger, members of their families, affiliated entities and their transferees may acquire additional common stock, but may not acquire additional shares, such that the five largest beneficial owners of our common shares, taking into account the 4% limit and certain exemptions from such limit that the board of directors has granted to other shareholders, could hold more than 49% of our outstanding common shares. The constructive ownership rules are complex and may cause common stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 4% of our outstanding common shares (or the acquisition of an interest in an entity which owns our common stock) by an individual or entity could cause that individual or entity (or another individual or entity) to constructively own in excess of 4% of our outstanding common shares, and thus subject those common shares to the ownership limit in our charter.

        If the board of directors shall at any time determine in good faith that a person intends to acquire or own, has attempted to acquire or own or may acquire or own common shares in the Company in violation of the above limit, the board of directors shall take such action as it deems advisable to refuse to give effect to, or to prevent such ownership or acquisition, including, but not limited to, the redemption of our common shares, refusal to give effect to the ownership or acquisition on our books or instituting proceedings to enjoin such ownership or acquisition.

        The board of directors may waive the limit with respect to a particular shareholder if evidence satisfactory to the board of directors and our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. As a condition of such waiver, the board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our REIT status. If our common shares are issued in excess of the ownership limit in our charter, or if our stock is transferred in a way that would cause our stock to be beneficially owned by fewer than 100 persons, then the issuance or transfer shall be void, and the intended transferee will acquire no rights to our stock.

        The ownership limits described above will be automatically removed if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT. Except as otherwise described above, any change in our ownership limits would require an amendment to our charter. Amendments to our charter require the affirmative vote of holders owning a majority of our outstanding common shares. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of the REIT without the approval of the board of directors.

        All certificates representing our common shares will bear a legend referring to the restrictions described above.

        All persons who own a specified percentage (or more) of our outstanding common shares must file an affidavit with us containing information regarding their ownership of our common shares, as set forth in the applicable treasury regulations promulgated under the Internal Revenue Code. Under these treasury regulations, the percentage will be set between one-half of 1% and 5%, depending on the number of record holders of our common shares. In addition, each shareholder shall upon demand be required to disclose to us in writing the information with respect to the direct, indirect and constructive ownership of stock as the board of directors deems necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

Transfer Agent

        The registrar and transfer agent for our common shares is EquiServe Trust Company, NA.

IX.    DESCRIPTION OF COMMON SHARE WARRANTS

        The Company may issue warrants to purchase its common shares. In this section, the terms "we," "our" and "us" refer to the Company and not the Operating Partnership. These warrants may be issued independently or together with any other securities offered pursuant to any prospectus supplement and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants.

        The applicable prospectus supplement will describe the specific terms of the warrants offered thereby, including, where applicable, the following:

  (1)
  the title of the warrants;

  (2)
  the aggregate number of the warrants;

  (3)
  the price or prices at which the warrants will be issued;

  (4)
  the designation, number and terms of the common shares purchasable upon exercise of the warrants;

  (5)
  the designation and terms of the other securities with which the warrants are issued and the number of the warrants issued with each security;

  (6)
  the date, if any, on and after which the warrants and the related common shares will be separately transferable;

  (7)
  the price at which each common shares purchasable upon exercise of the warrants may be purchased;

  (8)
  the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

  (9)
  the minimum or maximum number of warrants which may be exercised at any one time;

  (10)
  information with respect to book-entry procedures, if any;

  (11)
  a discussion of certain material federal income tax considerations; and

  (12)
  any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

X.    DESCRIPTION OF PREFERRED SHARES

        The Company is authorized to issue 1,000,000 Class A Preferred Shares, 8,000,000 Class B Preferred Shares, 8,000,000 Class C Preferred Shares and 8,000,000 Class D Preferred Shares. In 1993, the Company issued 300,000 Class A Cumulative Convertible Redeemable Preferred Shares in the form of 3,000,000 Depositary Shares. During 2003 all of these shares that had not already converted to common shares were either converted to common shares or redeemed. As of June 30, 2005, no preferred shares were outstanding. In this section, the terms "we," "our" and "us" refer to the Company and not the Operating Partnership.

        The following description of our preferred shares sets forth certain general terms and provisions of the preferred shares to which any prospectus supplement may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter.

General

        Subject to limitations prescribed by North Carolina law and our charter, the board of directors shall determine, in whole or in part, the preferences, limitations and relative rights of any class or series of our preferred shares, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion, and such other subjects or matters as may be determined by the board of directors.

        The prospectus supplement relating to the preferred shares offered thereby will include specific terms of any preferred shares offered, including, if applicable:

  (1)
  the title of the preferred shares;

  (2)
  the number of preferred shares offered, the liquidation preference per share and the offering price of the preferred shares;

  (3)
  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred shares;

  (4)
  whether the preferred shares are cumulative or not and, if cumulative, the date from which dividends on the preferred shares shall accumulate;

  (5)
  the procedures for any auction and remarketing, if any, for the preferred shares;

  (6)
  the provision for a sinking fund, if any, for the preferred shares;

  (7)
  the provision for redemption, if applicable, of the preferred shares;

  (8)
  any listing of the preferred shares on any securities exchange;

  (9)
  the terms and conditions, if applicable, upon which the preferred shares will be convertible into common shares, including the conversion price (or manner of calculation thereof);

  (10)
  a discussion of federal income tax considerations applicable to the preferred shares;

  (11)
  any limitations on actual, beneficial or constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our REIT status;

  (12)
  the relative ranking and preferences of the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  (13)
  any limitations on issuance of any series or class of preferred shares ranking senior to or on a parity with such series or class of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

  (14)
  any other specific terms, preferences, rights, limitations or restrictions of the preferred shares.

Rank

        Unless otherwise specified in the applicable prospectus supplement, the preferred shares will rank, with respect to rights to the payment of dividends and distribution of our assets and rights upon our on, dissolution or winding up:

  (1)
  senior to all classes or series of common shares and to all equity securities ranking junior to the preferred shares stock rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up;

  (2)
  on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the preferred shares with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up; and

  (3)
  junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the preferred shares with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up.

        For these purposes, the term "equity securities" does not include convertible debt securities.

Dividends

        Holders of our preferred shares of each series or class shall be entitled to receive, when, as and if authorized and declared by our board of directors, out of our assets legally available for payment, dividends at rates and on dates and terms as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our board of directors.

        Dividends on any series or class of our preferred shares may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any series or class of preferred shares for which dividends are noncumulative, then the holders of such series or class of preferred shares will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series or class are declared or paid for any future period.

        If any preferred shares of any series or class are outstanding, no full dividends shall be authorized or paid or set apart for payment on the preferred shares of any other series or class ranking, as to dividends, on a parity with or junior to the preferred shares of that series or class for any period unless:

  (1)
  the series or class of preferred shares has a cumulative dividend, then full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for such payment on the preferred shares of such series or class for all past dividend periods and the then current dividend period; or

  (2)
  the series or class of preferred shares does not have a cumulative dividend, then full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for the payment on the preferred shares of such series or class.

        When dividends are not paid in full (or a sum sufficient for the full payment thereof is not set apart) upon the preferred shares of any series or class and the shares of any other series or class of preferred shares ranking on a parity as to dividends with the preferred shares of that series or class, then all dividends authorized on preferred shares of that series or class and any other series or class of preferred shares ranking on a parity as to dividends with that preferred shares shall be authorized pro rata so that the amount of dividends authorized per share on the preferred shares of that series or class and such other series or class of preferred shares shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the preferred shares of such series or class (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred shares do not have a cumulative dividend) and such other series or class of preferred shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred shares of such series or class that may be in arrears.

        Except as provided in the immediately preceding paragraph, unless:

  (1)
  in the case of a series or class of preferred shares that has a cumulative dividend, full cumulative dividends on the preferred shares of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and

  (2)
  in the case of a series or class of preferred shares that does not have a cumulative dividend, full dividends on the preferred shares of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no dividends (other than in the common shares or other shares of ours ranking junior to the preferred shares of that series or class as to dividends and as to the distribution of assets upon liquidation, dissolution or winding up of the Company) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made on the common shares or any other class or series of shares of ours ranking junior to or on a parity with the preferred shares of that series or class as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Company, nor shall any common shares or any other shares of ours ranking junior to or on a parity with the preferred shares of that series or class as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Company be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other shares of ours ranking junior to the preferred shares of that series or class as to dividends and as to the distribution of assets upon liquidation, dissolution or winding up of the Company);provided, however, that the foregoing shall not prevent the purchase or acquisition of our shares stock to preserve our status as a REIT for federal and/or state income tax purposes.

        Any dividend payment made on shares of a series or class of preferred shares shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series or class that remains payable.

        If we properly designate any portion of a dividend as a "capital gain dividend," a holder's share of such capital gain dividend will be an amount which bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to such holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of our shares for the year.

Redemption

        If the applicable prospectus supplement so states, the preferred shares will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement.

        The prospectus supplement relating to a series or class of preferred shares that is subject to mandatory redemption will specify the number of preferred shares that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which shall not, if such preferred shares does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any series or class is payable only from the net proceeds of the issuance of our shares, the terms of that preferred shares may provide that, if no such shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred shares shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, unless:

  (1)
  in the case of a the series or class of preferred shares that has a cumulative dividend, full cumulative dividends on all outstanding shares of such series or class of preferred shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and

  (2)
  in the case of a series or class of preferred shares that does not have a cumulative dividend, full dividends on the preferred shares of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no shares of that series or class of preferred shares shall be redeemed unless all outstanding preferred shares of that series or class are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of that series or class to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of that series or class; or

  (3)
  in the case of a series or class of preferred shares that has a cumulative dividend, full cumulative dividends on all outstanding shares of that series or class of preferred shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and

  (4)
  in the case of a series or class of preferred shares that does not have a cumulative dividend, full dividends on the preferred shares of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, we shall not purchase or otherwise acquire directly or indirectly any shares of preferred shares of such series or class (then except by conversion into or exchange for stock of ours ranking junior to the preferred shares of that series or class as to dividends and upon liquidation, dissolution and winding up of the Company);provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of such series or class to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of that series or class.

        If fewer than all the outstanding preferred shares of any series or class are to be redeemed, the number of shares to be redeemed will be determined by us and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us.

        Notice of redemption will be mailed at least 30, but not more than 60, days before the redemption date to each holder of record of a preferred share of any series or class to be redeemed at the address shown on our stock transfer books, and notice of redemption will also be given by publication in The Wall Street Journal or, if such newspaper is not then being published, another newspaper of general circulation in The City of New York, such publication to be made at least once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. Each notice shall state:

  (1)
  The redemption date;

  (2)
  The number of shares and series or class of the preferred shares to be redeemed;

  (3)
  The redemption price;

  (4)
  The place or places (which shall include a place in the Borough of Manhattan, The City of New York) where certificates for the preferred shares are to be surrendered for payment of the redemption price;

  (5)
  That dividends on the shares to be redeemed will cease to accumulate on the redemption date; and

  (6)
  The date on which the holder's conversion rights, if any, as to those shares shall terminate.

        If fewer than all the preferred shares of any series or class are to be redeemed, the notice mailed to each holder thereof shall also specify the number of preferred shares to be redeemed from each holder and, upon redemption, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. If notice of redemption of any preferred shares has been given and if the funds necessary for the redemption have been irrevocably set aside by us in trust for the benefit of the holders of any preferred shares so called for redemption, then from and after the redemption date dividends will cease to accrue on the preferred shares, the preferred shares shall no longer be deemed outstanding and all rights of the holders of the shares will terminate, except the right to receive the redemption price. In order to facilitate the redemption of preferred shares of any series or class, the board of directors may fix a record date for the determination of shares of the series or class of preferred shares to be redeemed.

        Notwithstanding the foregoing, the persons who were holders of record of shares of any class or series of preferred shares at the close of business on a record date for the payment of dividends will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the redemption of those shares after the record date and on or prior to the dividend payment date or our default in the payment of the dividend due on that dividend payment date. In that case, the amount payable on the redemption of those preferred shares would not include that dividend. Except as provided in the preceding sentence and except to the extent that accrued and unpaid dividends are payable as part of the redemption price, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of preferred stock called for redemption.

        Subject to applicable law and the limitation on purchases when dividends on a series or class of preferred shares are in arrears, we may, at any time and from time to time, purchase any shares of such series or class of preferred shares in the open market, by tender or by private agreement.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company's affairs, then, before any distribution or payment will be made to the holders of common shares or any other series or class of shares ranking junior to any series or class of the preferred shares in the distribution of assets upon any liquidation, dissolution or winding up, the holders of that series or class of preferred shares shall be entitled to receive, out of our assets but subject to the preferential rights of the holders of shares of any class or series of our shares ranking senior to such series or class of preferred shares with respect to our distribution of assets of liquidation, dissolution or winding up legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred shares do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series or class of preferred shares and the corresponding amounts payable on all shares of other classes or series of shares of the Company ranking on a parity with that series or class of preferred shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of preferred shares and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        If liquidating distributions shall have been made in full to all holders of any series or class of preferred shares, our remaining assets will be distributed among the holders of any other classes or series of shares ranking junior to that series or class of preferred shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For those purposes, the consolidation or merger of us with or into any other entity, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights

        Except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement, holders of preferred shares will not have any voting rights.

        Unless provided otherwise for any class or series of preferred shares, so long as any preferred shares remains outstanding, whenever dividends on any preferred shares shall be in arrears for six or more quarterly periods, regardless of whether such quarterly periods are consecutive, the holders of preferred shares (voting separately as a class with all other class or series of cumulative preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors at a special meeting called by an officer of the company at the request of a holder of the class or series of preferred shares or, if the special meeting is not called by an officer of the company within 30 days, at a special meeting called by a holder of the class or series of preferred shares designated by the holders of record of at least 10% of any class or series of preferred shares so in arrears (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent meeting until:

  (1)
  if such class or series of Preferred Shares has a cumulative dividend, all dividends accumulated on such Preferred Shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and irrevocably set apart for payment or

  (2)
  if such class or series of Preferred Shares does not have a cumulative dividend, four consecutive quarterly dividends are paid or declared and irrevocably set apart for payment. In such case, the entire Board of Directors of the Company will be increased by two directors.

        Unless provided otherwise in the applicable prospectus supplement, for any class or series of preferred shares, so long as any preferred shares remains outstanding, the company shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of the shares of each class or series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (with each class or series of preferred shares that is affected by the following voting separately as a class):

  (1)
  authorize or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to such class or series of preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company or reclassify any authorized securities of the Company into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or

  (2)
  amend, alter or repeal the provisions of the charter including the articles supplementary for such class or series of preferred shares, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such class or series of preferred shares or the holders thereof; provided, however, that any increase in the amount of the authorized preferred shares or the creation or issuance of any other class or series of preferred shares, or any increase in the amount of authorized shares of such class or series or any other class or series of preferred shares, in each case ranking on a parity with or junior to the preferred shares of such class or series with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the company, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such class or series of preferred shares shall have been redeemed or called for redemption and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

        Under the North Carolina Business Corporation Act, the holders of outstanding Series A Preferred Shares are entitled to vote as a separate voting group (if shareholder voting is otherwise required by that Act and even though the charter provides that such shares are nonvoting shares) on a proposed amendment to our charter if the amendment would affect the Series A Preferred Shares in ways specified in that Act, including an increase or decrease in the number of authorized Series A Preferred Shares, a change in the designation, rights, preferences or limitations of all or part of the Series A Preferred Shares or the creation of a new class of stock having rights or preferences with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the company that are prior, superior or substantially equal to the rights of the Series A Preferred Shares.

Conversion Rights

        The terms and conditions, if any, upon which shares of any class or series of preferred shares are convertible into common shares will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders of the preferred shares, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of preferred shares.

Restrictions on Ownership and Transfer

        As discussed above under "Description of Common Shares-Restrictions on Ownership and Transfer," for us to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding capital shares may be owned, actually or constructively, by five or fewer individuals during the last half of a taxable year. This requirement is referred to as the "five or fewer" requirement. For purposes of this five or fewer requirement, individuals include the entities that are set forth in Section 542(a)(2) of the Internal Revenue Code. Attribution rules in the Internal Revenue Code determine if any individual or entity constructively owns our stock under the "five or fewer" requirement. Our capital shares must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. In addition, rent from related party tenants is not qualifying income for purposes of the gross income tests under the Internal Revenue Code. See "Material Federal Income Tax Considerations to Tanger Factory Outlet Centers, Inc. Taxation of Tanger Factory Outlet Centers, Inc.," "Requirements for Qualification as a Real Estate Investment Trust" and "Income Tests." Therefore, with regards to our charter each class or series of preferred shares will contain provisions restricting the ownership and transfer of the preferred shares. Except as otherwise described in the applicable prospectus supplement relating thereto, the provisions of our charter relating to the ownership limit for any class or series of preferred shares other than the Series A Preferred Shares, with respect to which the ownership limit differs slightly from that described below, will provide as follows:

        Our preferred share ownership limit provision will provide that, subject to certain exceptions, no holder of preferred shares may own, or be deemed to own by virtue of the constructive ownership provisions of the Internal Revenue Code, preferred shares in excess of the lesser of:

  (1)
  9.8% of the preferred shares issued in the offering;

  (2)
  if the preferred shares are convertible into common shares, an amount of preferred shares which, if so converted at a time when all outstanding convertible shares were converted into common shares, would cause any person to own, actually or constructively, common shares in violation of the ownership limit or the existing holder limit;

  (3)
  an amount of preferred shares which would cause five or fewer individuals to own, actually or constructively, more then 49% in value of our outstanding capital shares (in the aggregate); or

  (4)
  an amount of preferred shares which would cause any person (other than Stanley K. Tanger, Steven B. Tanger and certain members of their families and affiliates) to own, actually or constructively, more than 9.8% of the value of our outstanding capital shares (in the aggregate).

        The constructive ownership rules are complex and may cause preferred shares owned actually or constructively by a group of related individuals and/or entities to be deemed to be actually or constructively owned by one individual or entity. As a result, the acquisition of preferred shares (or the acquisition of an interest in any entity which owns our preferred shares or common shares) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively preferred shares in excess of the preferred share ownership limit.

        To the extent that any person purports to convert preferred shares into common shares in violation of either the ownership limit or the preferred shares ownership limit, and to the extent that any person would own or purport to acquire preferred shares in excess of the preferred shares ownership limit, then, depending upon the circumstances, as set forth below:

  (1)
  the conversion of preferred shares or the purported acquisition of the excess preferred shares would be void;

  (2)
  the preferred shares would be automatically converted to excess preferred shares which have limited economic rights; or

  (3)
  we would automatically redeem the preferred shares.

        Generally, an automatic redemption will occur to prevent a violation of the preferred shares ownership limit that would not have occurred but for a conversion of preferred shares, or a redemption or open market purchase of preferred shares by the Company. In the case of such an automatic redemption, the redemption price of each preferred share redeemed will be (x) if a purported acquisition of preferred shares in which full value was paid for the preferred shares caused the redemption, the price per share paid for the preferred shares or (y) if the transaction that resulted in the redemption was not an acquisition of preferred shares in which the full value was paid for the preferred shares, a price per share equal to the market price of the shares on the date of the purported transfer that resulted in the redemption. Any dividend or other distribution paid to a holder of redeemed preferred shares (prior to a discovery that the shares have been automatically redeemed by us as described above) will be required to be repaid upon demand.

        A transfer of preferred shares or other event that, if effective, would result in a violation of the preferred shares ownership limit will be null and void. In addition, our charter as heretofore or hereafter amended will provide that preferred stock that would otherwise be actually or constructively owned by a prohibited transferee in excess of the preferred share ownership limit as a result of the transfer or other event, will be automatically exchanged for excess preferred shares, a separate class of preferred shares that will automatically be transferred to a trust for the benefit of a charitable beneficiary, effective as of the close of business on the business day prior to the purported acquisition by the prohibited transferee. While such shares are held in trust, the trustee will have all voting rights with respect to the shares, and all dividends or distributions paid on the shares will be paid to the trustee of the trust for the benefit of the charitable beneficiary (any dividend or distribution paid on capital shares prior to the discovery by us that such shares have been automatically transferred to the trust must, upon demand, be paid over to the trustee for the benefit of the charitable beneficiary).

        Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust will be required to sell the shares held in the trust to a permitted holder who may own such shares without violating the ownership restrictions. Upon such sale, the excess preferred shares will be automatically converted into preferred shares, and the price paid for the shares by any permitted holder will be distributed to the prohibited transferee to the extent of the lesser of:

  (1)
  the price paid by the prohibited transferee for the shares or, in the case of a transfer of shares to a trust resulting from an event other than an actual acquisition of shares by a prohibited transferee, the fair market value, on the date of transfer to the trust, of the shares so transferred; or

  (2)
  the fair market value of the shares on the date of transfer by the trustee.

        Any proceeds in excess of this amount will be paid to the charitable beneficiary. In addition, we would have the right, during the time period prior to the sale of the excess preferred shares by the trustee, to purchase all or any portion of such shares from the trustee at a price equal to the lesser of:

  (1)
  the price paid by the prohibited transferee for the shares or, in the case of a transfer of shares to a trust resulting from an event other than an actual acquisition of shares by a prohibited transferee, the fair market value, on the date of transfer to the trust, of the shares so transferred; or

  (2)
  the fair market value of the shares on the date the Company exercise our option to purchase the shares.

        In addition, if the board of directors shall at any time determine in good faith that any person intends to own or acquire, has purported to own or acquire or may own or acquire actual or constructive ownership of any preferred shares in violation of the preferred share ownership limit, the board of directors is authorized to take such action as it deems advisable to refuse to give effect to or to prevent such ownership or acquisition, including, but not limited to:

  (1)
  causing us to redeem the shares at the market price thereof determined on the earlier of the date of such redemption and the date of the purported ownership or acquisition, and upon such other terms and conditions (including limited notice or no notice, except as otherwise required by law) as may be specified by the board of directors in its sole discretion;

  (2)
  refusing to give effect to the ownership or acquisition on our books; or

  (3)
  instituting proceedings to enjoin the ownership or acquisition.

        The board of directors will be entitled to waive the preferred share ownership limit with respect to a particular shareholder if evidence satisfactory to the board of directors and the our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. As a condition of such waiver, the board of directors may require opinions of counsel satisfactory to it and/or an understanding from the applicant with respect to preserving our REIT status.

        All certificates representing preferred shares will bear a legend referring to the restrictions described above.

        All persons who own a specified percentage (or more) of our outstanding capital shares must file an affidavit with us containing information regarding their ownership of shares as set forth in the Treasury Regulations. Under current Treasury Regulations, the percentage is set between one-half of one percent and five percent, depending on the number of record holders of capital shares. In addition, each shareholder shall upon demand be required to disclose to us in writing the information with respect to the direct, indirect, and constructive ownership of our capital shares as the board of directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

XI.   DESCRIPTION OF DEPOSITARY SHARES

General

        The Company may issue depositary receipts for depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred shares, as specified in the applicable prospectus supplement. In this section, the terms "we," "our" and "us" refer to the Company and not the Operating Partnership. Preferred shares of each class or series represented by depositary shares will be deposited under a separate deposit agreement among the Company, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred shares represented by the depositary shares evidenced by the depositary receipt, to all the rights and preferences of the preferred shares represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred shares to the preferred shares depositary, we will cause the preferred share depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the following summary is qualified in its entirety by reference thereto.

Dividends and Other Distributions

        The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of the depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depositary.

        In the event of a distribution other than in cash, the preferred share depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depositary, unless the preferred share depositary determines that it is not feasible to make such distribution, in which case the preferred share depositary may, with our approval sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal

        Upon surrender of the depositary receipts at the corporate trust office of the preferred share depositary (unless the related depositary shares have previously been called for redemption or converted), the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by the depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the preferred share depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption

        Whenever we redeem preferred shares held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed, provided us shall have paid in full to the preferred share depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the related fractional interest of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in the automatic redemption of the preferred shares or the automatic conversion of preferred shares into excess preferred shares which are transferred to a charitable trust. See "Description of Preferred Shares Restrictions on Ownership and Transfer."

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts are entitled upon such redemption upon surrender thereof to the preferred share depositary.

Voting

        Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the preferred share depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred share depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder's depositary shares. The preferred share depositary will vote the number of preferred shares represented by such depositary shares in accordance with such instructions, and we have agreed to take all reasonable action which may be deemed necessary by the preferred share depositary in order to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting the number of preferred shares represented by the depositary shares to the extent that it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred share depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred share depositary.

Liquidation Preference

        In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fractional interest of the liquidation preference accorded each preferred share represented by the depositary share evidenced by the depositary receipt, as set forth in the applicable prospectus supplement.

Conversion

        The depositary shares, as such, are not convertible or exchangeable into our common shares or any other securities or property, except in connection with certain conversions in connection with the preservation of our status as a REIT. See "Description of Preferred Shares Restrictions on Ownership and Transfer." Nevertheless, if the preferred shares represented by the depositary shares are specified in the applicable prospectus supplement to be convertible into common shares or other preferred shares, the depositary receipts evidencing such depositary shares may be surrendered by holders thereof to the preferred share depositary with written instructions to the preferred share depositary to instruct us to cause conversion of the preferred shares into whole common shares or other preferred shares (including excess preferred shares), and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of our common shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

        The depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between the Company and the preferred share depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the depositary agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the depositary receipt or deposit agreement, as the case may be, as amended thereby.

        We may terminate the deposit agreement upon not less than 30 days' prior written notice to the preferred share depositary if:

  (1)
  the termination is necessary to preserve our status as a REIT; or

  (2)
  a majority of each series of preferred shares affected by termination consents to such termination, whereupon the preferred share depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the preferred share depositary with respect to each depositary receipt.

        We have agreed that if the deposit agreement is terminated to preserve the our status as a REIT, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if:

  (1)
  all outstanding depositary shares shall have been redeemed;

  (2)
  there shall have been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred shares; or

  (3)
  all outstanding preferred shares shall have been converted into common shares or other preferred shares.

Charges of Preferred Share Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred share depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay certain other transfer and other taxes and governmental charges, as well as the fees and expenses of the preferred share depositary for any duties requested by such holder to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

        The preferred share depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred share depositary, any resignation or removal to take effect upon the appointment of a successor preferred share depositary. A successor preferred share depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The preferred share depositary will forward to holders of depositary receipts any reports and communications from us which are received by it with respect to the related preferred shares.

        Neither we nor the preferred share depositary will be liable if prevented or delayed, by law or any circumstances beyond its control, from performing its obligations under the deposit agreement. Our obligations, and the preferred share depositary under the deposit agreement will be limited to performing the duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred share depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or any preferred shares represented thereby unless satisfactory indemnity is furnished. We and the Preferred Share Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

        In the event the preferred share depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred share depositary shall be entitled to act on such claims, requests or instructions received from us.

XII.    MATERIAL FEDERAL INCOME TAX CONSIDERATIONS TO TANGER FACTORY OUTLET CENTERS, INC. OF ITS REIT ELECTION

        The following is a summary of the federal income tax considerations to us related to our real estate investment trust election which are anticipated to be material to purchasers of our securities. This summary is based on current law, is for general information only and is not tax advice. The tax treatment of a holder of any of our securities will vary depending upon the terms of the specific securities acquired by such holder, as well as the holder's particular situation. This discussion does not attempt to address any aspects of federal income taxation relating to holders of the securities. Federal income tax considerations relevant to holders of the securities may be provided in the applicable prospectus supplement relating thereto. You are urged to review the applicable prospectus supplement in connection with the purchase of any of our securities.

        The information in this section is based on:

  •
  the Internal Revenue Code;

  •
  current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

  •
  the legislative history of the Internal Revenue Code;

  •
  current administrative interpretations and practices of the Internal Revenue Service; and

  •
  court decisions,

all as of the date of this prospectus. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings which are not binding on the Internal Revenue Service, except with respect to the particular taxpayers who requested and received such rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect, perhaps retroactively, the tax considerations contained in this discussion. Any change could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning our tax treatment and the statements in this prospectus are not binding on the Internal Revenue Service or a court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the Internal Revenue Service or sustained by a court if challenged by the Internal Revenue Service.

        You are urged to consult the applicable prospectus supplement and your tax advisor regarding the specific tax consequences to you of:

  •
  the acquisition, ownership and sale or other disposition of our securities, including the federal, state, local, foreign and other tax consequences;

  •
  our election to be taxed as a real estate investment trust for federal income tax purposes; and

  •
  potential changes in the tax laws.

Taxation Of Tanger Factory Outlet Centers, Inc.

General

        We elected to be taxed as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 1993. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a real estate investment trust under the Internal Revenue Code commencing with our taxable year ended December 31, 1993. We intend to continue to operate in this manner. However, no assurance can be given that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a real estate investment trust. See "—Failure to Qualify" below.

        The sections of the Internal Revenue Code that relate to the qualification and operation as a real estate investment trust are highly technical and complex. The following describes the material aspects of these sections of the Internal Revenue Code that govern the federal income tax treatment of a real estate investment trust. This summary is qualified in its entirety by the Internal Revenue Code, relevant rules and Treasury Regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code, and these rules and Treasury Regulations.

        Unless we specify otherwise in the applicable prospectus supplement, as a condition of the closing of each offering of equity securities under this prospectus, our tax counsel may render an opinion to the underwriters of the offering to the effect that, commencing with our taxable year ended December 31, 1993, we have been organized and have operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code. It must be emphasized that this opinion will be based on various assumptions and representations made by us as to factual matters, including representations made by us in this prospectus, the applicable prospectus supplement and a factual certificate provided by one of our officers. Our counsel will have no obligation to update its opinion subsequent to its date. Moreover, our qualification and taxation as a real estate investment trust depends upon our ability to meet the various qualification tests imposed under the Internal Revenue Code and discussed below, relating to our actual annual operating results, asset composition, distribution levels and diversity of share ownership, the results of which have not been and will not be reviewed by our tax counsel. Accordingly, no assurance can be given that the actual results of our operation in any particular taxable year will satisfy such requirements. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See "—Failure to Qualify" below.

        If we qualify for taxation as a real estate investment trust, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that generally results from investment in a corporation. Double taxation means taxation once at the corporate level when income is earned and once again at the shareholder level when such income is distributed. We will be required to pay federal income taxes, however, as follows:

  •
  We will be required to pay tax at regular corporate rates on any undistributed "real estate investment trust taxable income," including undistributed net capital gains.

  •
  We may be required to pay the "alternative minimum tax" on our items of tax preference under some circumstances.

  •
  If we have (a) net income from the sale or other disposition of "foreclosure property," held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property acquired through foreclosure or after a default on a loan secured by the property or on a lease of the property.

  •
  We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

  •
  If we fail to satisfy the 75% or 95% gross income test, as described below, but have otherwise maintained our qualification as a real estate investment trust because certain other requirements are met, we will be required to pay a tax equal to (a) the gross income attributable to (A) the greater of (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test described below and (ii) the amount by which 95% (90% for taxable years ending on or before December 31, 2004) of our gross income exceeds the amount qualifying under the 95% gross income test described below multiplied by (b) a fraction intended to reflect our profitability.

  •
  If we fail to satisfy any of the real estate investment trust asset tests, as described below, by more than a de minimis amount, due to reasonable cause and we nonetheless maintain our real estate investment trust qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets.

  •
  If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a real estate investment trust (other than a violation of the gross income tests or certain violations of asset tests described below) and the violation is due to reasonable cause, we may retain our real estate investment trust qualification but we will be required to pay a penalty of $50,000 for each such failure.

  •
  We will be required to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we fail to distribute during each calendar year at least the sum of (a) 85% of our ordinary income for the year, (b) 95% of our real estate investment trust capital gain net income for the year, and (c) any undistributed taxable income from prior periods.

  •
  If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under existing Treasury Regulations on its tax return for the year in which we acquire an asset from the C corporation.

  •
  We will be subject to a 100% penalty tax on any redetermined rents, redetermined deductions or excess interest. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a "taxable REIT subsidiary" of ours to any of our tenants. See "—Ownership of Interests in Taxable REIT Subsidiaries." Redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations.

Requirements for Qualification as a Real Estate Investment Trust

        The Internal Revenue Code defines a real estate investment trust as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  that issues transferable shares or transferable certificates to evidence beneficial ownership;

  (3)
  that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Internal Revenue Code;

  (4)
  that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code;

  (5)
  that is beneficially owned by 100 or more persons;

  (6)
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

  (7)
  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a real estate investment trust. For purposes of condition (6), specified tax-exempt entities, including pension funds, generally are treated as individuals, except a "look-through" exception applies with respect to pension funds.

        We believe that we have been organized and operated in a manner that has allowed us to satisfy conditions (1) through (7) above. In addition, our charter provides for restrictions regarding the ownership and transfer of our shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These stock ownership and transfer restrictions are described in "Restrictions on Ownership and Transfer." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a real estate investment trust will terminate. If, however, we comply with the rules contained in the Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, and would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.

        In addition, a corporation may not be a real estate investment trust unless its taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries

        In the case a real estate investment trust which is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the real estate investment trust will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% real estate investment trust asset test described below. Also, the real estate investment trust will be deemed to be entitled to the income of the partnership or limited liability company attributable to its pro rata share of the assets of that entity. The character of the assets and gross income of the partnership or limited liability company retains the same character in the hands of the real estate investment trust for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our Operating Partnership, including our Operating Partnership's share of these items of any partnership or limited liability company in which it owns an interest, are treated as our assets and items of income for purposes of applying the requirements described in this prospectus, including the income and asset tests described below. We have included a brief summary of the rules governing the federal income taxation of partnerships and limited liability companies and their partners or members below in "—Tax Aspects of the Operating Partnership." We have control of our Operating Partnership and intend to continue to operate them in a manner consistent with the requirements for our qualification as a real estate investment trust. In the future, we may be a limited partner or non-managing member in a partnership or limited liability company. If such a partnership or limited liability company were to take actions which could jeopardize our status as a real estate investment trust or require us to pay tax, we could be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a real estate investment trust income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a real estate investment trust unless entitled to relief, as described below. See "—Failure to Qualify" below.

        We may from time to time own and operate certain properties through wholly owned subsidiaries that we intend to be treated as "qualified REIT subsidiaries" under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of its outstanding stock and we do not elect with the subsidiary to treat it as a "taxable REIT subsidiary," described below. For federal income tax purposes, a qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent real estate investment trust for all purposes under the Code, including the real estate investment trust qualification tests. Thus, in applying the requirements described in this prospectus, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries are treated as our assets, liabilities and items of income, deduction, and credit. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities of any one issuer that constitute more than 10% of the voting power or value of such issuer's securities or more than 5% of the value of our total assets, as described below in "—Asset Tests."

Ownership of Interests in Taxable REIT Subsidiaries

        A taxable REIT subsidiary is a corporation other than a real estate investment trust in which a real estate investment trust directly or indirectly holds stock and that has made a joint election with that real estate investment trust to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a real estate investment trust with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. A taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent real estate investment trust, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or health care facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or health care facility is operated. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt that directly or indirectly funded by its parent real estate investment trust if certain tests regarding the taxable REIT subsidiary's debt-to-equity ratio and interest expense are satisfied. We own an interest in Tanger Development Corporation, which has jointly elected with us to be treated as a taxable REIT subsidiary, and we may own interests in one or more additional taxable REIT subsidiaries in the future.

        Dividends from a taxable REIT subsidiary will be nonqualifying income for purposes of the 75%, but not the 95% gross income tests (discussed below under—"Income Tests").

Income Tests

        We must satisfy two gross income requirements annually to maintain our qualification as a real estate investment trust.

  •
  First, each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from (a) investments relating to real property or mortgages on real property, including "rents from real property" and, in some circumstances, interest, or (b) specified types of temporary investments.

  •
  Second, each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from (a) the real property investments described above, (b) dividends, interest and gain from the sale or disposition of shares or securities, or (c) any combination of the foregoing.

        For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "interest," however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Rents we receive will qualify as "rents from real property" in satisfying the gross income requirements for a real estate investment trust described above only if the following conditions are met:

  •
  The amount of rent must not be based in any way on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property," however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

  •
  We, or an actual or constructive owner of 10% or more of our capital shares, do not actually or constructively own 10% or more of the interests in the tenant. Rents received from such tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of "rents from real property" if at least 90% of the space of the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space. For taxable years beginning on or after January 1, 2005, whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease; provided, however, that if a lease with a "controlled taxable REIT subsidiary" is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled taxable REIT subsidiary" is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value.

  •
  Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of rent attributable to personal property will not qualify as "rents from real property."

  •
  For rents received to qualify as "rents from real property," we generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception, other than through a taxable REIT subsidiary or an independent contractor from whom we derive no revenue. We may, however, perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as "rents from real property." Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary's provision of noncustomary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% real estate investment trust gross income test.

        We generally do not intend, and as a general partner of our Operating Partnership, do not intend to permit our Operating Partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we conclude, based on the advice of our tax counsel, the failure will not jeopardize our tax status as a real estate investment trust. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with our determination of value. From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury Regulations, any income we derive from a hedging transaction which is clearly identified as such as specified in the Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. Income from any hedging transaction will, however, be nonqualifying for purposes of the 75% gross income test. The term "hedging transaction," as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us. To the extent that we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a real estate investment trust.

        To the extent our taxable REIT subsidiary pays dividends, such dividend income will qualify under the 95%, but not the 75%, gross income test. We intend to monitor the amount of the dividend and other income from our taxable REIT subsidiary and we intend to take actions to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. While we expect these actions will prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a real estate investment trust for the year if we are entitled to relief under the Internal Revenue Code. Commencing with our taxable year beginning January 1, 2005, we may avail ourselves of the relief provisions if:

  •
  following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

  •
  our failure to meet these tests was due to reasonable cause and not due to willful neglect.

        For taxable years beginning prior to January 1, 2005, we may avail ourselves of the relief provisions if:

  •
  our failure to meet these tests was due to reasonable cause and not due to willful neglect;

  •
  we attached a schedule of the sources of our income to our federal income tax return; and

  •
  any incorrect information on the schedule was not due to fraud with intent to evade tax.

        It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a real estate investment trust. As discussed above in "Taxation of Tanger Factory Outlet Centers, Inc.—General" above, even if these relief provisions apply, and we retain our status as a real estate investment trust, a tax would be imposed with respect to our nonqualifying income. We may not always be able to maintain compliance with the gross income tests for real estate investment trust qualification despite our periodic monitoring of our income.

Prohibited Transaction Income

        Any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain includes our share of any such gain realized by any partnerships or other entities treated as partnerships in which we own an interest or by our qualified REIT subsidiaries. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a real estate investment trust. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and other properties. We intend to make occasional sales of our properties as are consistent with our investment objectives. The Internal Revenue Service may contend, however, that one or more of these sales is subject to the 100% penalty tax.

Penalty Tests

        Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a taxable REIT subsidiary to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations. Rents we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Internal Revenue Code. Safe harbor provisions are provided where:

  •
  Amounts are received by a real estate investment trust for services customarily furnished or rendered in connection with the rental of real property. This safe harbor, however, is no longer available commencing with our taxable year beginning January 1, 2005;

  •
  Amounts are excluded from the definition of impermissible tenant service income as a result of satisfying a 1% de minimis exception;

  •
  The taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

  •
  Rents paid to the real estate investment trust by tenants who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the real estate investment trust's tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated; and

  •
  The taxable REIT subsidiary's gross income from the service is not less than 150% of the subsidiary's direct cost in furnishing the service.

Asset Tests

        At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and composition of our assets:

  •
  First, at least 75% of the value of our assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a share offering or a public debt offering with a term of at least five years, but only for the one year period beginning on the date we received such proceeds.

  •
  Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset test.

  •
  Third, for taxable years ending on or prior to December 31, 2000, of the investments included in the 25% asset class, the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets and we may not own more than 10% of any one issuer's outstanding voting securities.

  •
  Fourth, for taxable years beginning after December 31, 2000, not more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

  •
  Finally, except for the securities of a taxable REIT subsidiary and securities included in the 75% asset test, not more than 5% of the value of our assets may be represented by securities of any one issuer, we may not own more than 10% of any one issuer's outstanding voting securities and we may not own more than 10% of the value of any one issuer's securities. For our taxable years commencing after December 31, 2000, certain types of securities, including certain "straight debt" securities, are disregarded as securities solely for purposes of the 10% value test. In addition, commencing with our taxable year beginning January 1, 2005, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purposes certain securities described in the Internal Revenue Code. Straight debt is any written unconditional promise to pay on demand or on a specified date a fixed amount of money if the interest rate and interest payment dates are not contingent on profits, the borrower's discretion or similar factors and the debt is not convertible, directly or indirectly, into stock.

        After initially meeting the asset tests at the close of any quarter, we will not lose our status as a real estate investment trust for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. For this purpose, an increase in our interests in a partnership or limited liability company will be treated as an acquisition of a portion of the securities or other property owned by the partnership or limited liability company. We believe we have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such other actions within the 30 days after the close of any quarter as may be required to cure any noncompliance. If we fail to cure noncompliance with the asset tests within this time period, we would cease to qualify as a real estate investment trust.

        Commencing with our taxable year beginning January 1, 2005, certain relief provisions may be available to us if we fail to satisfy the real estate investment trust asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our non-qualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000 and (ii) we dispose of the non-qualifying assets within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations due to reasonable cause and not willful neglect that are in excess of the de minimis exception described above, we may avoid disqualification as a real estate investment trust under any of the asset tests, after the 30 day cure period, by taking steps including (i) the disposition of sufficient assets to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets, and (iii) disclosing certain information to the Internal Revenue Service. Although we plan to take steps to ensure that we satisfy the various steps described above, there can be no assurance that out efforts will always be successful. If we cannot avail ourselves of these relief provisions, we would cease to qualify as a real estate investment trust. See "—Failure to Qualify" below.

Annual Distribution Requirements

        To maintain our qualification as a real estate investment trust, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to the sum of:

  •
  90% of our "real estate investment trust taxable income;" and

  •
  90% of our after tax net income, if any, from foreclosure property; minus

  •
  the excess of the sum of specified items of non-cash income over 5% of our "real estate investment trust taxable income." Our "real estate investment trust taxable income" is computed without regard to the dividends paid deduction and our net capital gain. For purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like-kind exchange that is later determined to be taxable.

        If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) its adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the necessary parties make or refrain from making appropriate elections under the Treasury Regulations then in effect.

        These distributions must be paid in the taxable year to which they relate, or in the following taxable year if they are declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. The amount distributed must not be preferential. To avoid this treatment, every shareholder of the class of shares to which a distribution is made must be treated the same as every other shareholder of that class, and no class of shares may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our "real estate investment trust taxable income," as adjusted, we will be required to pay tax on this income at regular ordinary and capital gain corporate tax rates. We believe we have made and intend to continue to make timely distributions sufficient to satisfy these annual distribution requirements.

        We expect that our "real estate investment trust taxable income" will be less than our cash flow due to the allowance for depreciation and other non-cash charges in computing "real estate investment trust taxable income." Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, it is possible that we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, in order to meet the distribution requirements, we may need to borrow funds in order to pay dividends or pay dividends in the form of taxable share dividends.

        We may be able to rectify an inadvertent failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being subject to tax on amounts distributed as deficiency dividends. We will be required, however, to pay interest to the Internal Revenue Service based upon the amount of any deduction claimed for deficiency dividends.

        Furthermore, we would be required to pay a 4% excise tax to the extent our actual annual distributions during a calendar year are less than the sum of 85% of our ordinary income for the year, 95% of our capital gain income for the year plus, in each case, any undistributed taxable income from prior periods. Distributions with declaration and record dates falling in the last three months of the calendar year, which are made by the end of January immediately following such year, will be treated as made on December 31 of the prior year. Any taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

Failure to Qualify

        If we fail to qualify for taxation as a real estate investment trust in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax, including any alternative minimum tax and possibly increased state and local taxes, on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify as a real estate investment trust will not be deductible by us and we will not be required to distribute any amounts to our shareholders as a result of the provisions in the Internal Revenue Code. As a result, we anticipate that our failure to qualify as a real estate investment trust would reduce the cash available for distribution by us to our shareholders. In addition, if we fail to quality as a real estate investment trust, shareholders will be required to pay tax on all distributions to them at ordinary income rates to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a real estate investment trust for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

        Commencing with our taxable year beginning January 1, 2005, specified cure provisions are available to us in the event that we violate a provision of the Internal Revenue Code that would otherwise result in our failure to qualify as a real estate investment trust. These cure provisions reduce the instances that could lead to our disqualification as a real estate investment trust for violations due to reasonable cause and instead generally require the payment of a monetary penalty.

Tax Aspects of the Operating Partnership

General

        Substantially all of the Company's investments are held through the Operating Partnership. In addition, our Operating Partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies which we expect will be treated as partnerships (or disregarded entities) for federal income tax purposes. In general, partnerships are "pass-through" entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The Company includes in its income its proportionate share of the foregoing Operating Partnership items for purposes of the various real estate investment trust income tests and in the computation of its real estate investment trust taxable income. Moreover, for purposes of the real estate investment trust asset tests, the Company includes its proportionate share of assets held by the Operating Partnership.

Entity Classification

        Treasury Regulations that apply for tax periods beginning on or after January 1, 1997 provide that an "eligible entity" may elect to be taxed as a partnership for federal income tax purposes. An eligible entity is a domestic business entity not otherwise classified as a corporation and which has at least two members. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997 will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. Such an entity's claimed classification will be respected for all prior periods so long as the entity had a reasonable basis for its claimed classification and certain other requirements are met. In addition, an eligible entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. The Operating Partnership met the requirements for classification as a partnership under prior law for all periods prior to January 1, 1997 and has claimed and will continue to claim classification as a partnership. Therefore, under the current Treasury Regulations, the Operating Partnership will be taxed as a partnership.

Tax Allocations With Respect to the Centers

        Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property (such as the Centers) that is contributed to a partnership in exchange for an interest in the Partnership, must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed by way of contributions of appreciated property. Consequently, the Partnership Agreement requires such allocations to be made in a manner consistent with Section 704(c) of the Code.

        In general, the Tanger Family Partnership will be allocated lower amounts of depreciation deductions for tax purposes than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets which have a Book-Tax Difference, all income attributable to such Book-Tax Difference will generally be allocated to the Tanger Family Partnership, and the Company will generally be allocated only its share of capital gains attributable to appreciation, if any, occurring after the contribution of such assets to the Operating Partnership. This will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of Section 704(c) do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership will cause the Company to be allocated lower depreciation and other deductions, and possibly amounts of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the real estate investment trust distribution requirements. See "—Annual Distribution Requirements."

        Treasury Regulations under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for Book-Tax Differences, including retention of the "traditional method" under current law, or the election of certain methods which would permit any distortions caused by a Book-Tax Difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. The Operating Partnership and the Company have determined to use the "traditional method" for accounting for Book-Tax Differences with respect to the Centers initially contributed to the Partnership. As a result of such determination, distributions to shareholders will be comprised of a greater portion of taxable income rather than a return of capital. The Operating Partnership and the Company have not determined which of the alternative methods of accounting for Book-Tax Differences will be elected with respect to Centers contributed to the Partnership in the future.

        With respect to the Centers initially contributed to the Operating Partnership by the Company, as well as any property purchased by the Operating Partnership subsequent to the admission of the Company to the Operating Partnership, such property will initially have a tax basis equal to its fair market value and Section 704(c) of the Code will not apply.

Basis in Operating Partnership Interest

        The Company's adjusted tax basis in its interest in the Operating Partnership generally (i) will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by the Company, (ii) will be increased by (a) its allocable share of the Operating Partnership's income and (b) its allocable share of indebtedness of the Operating Partnership and (iii) will be reduced, but not below zero, by the Company's allocable share of (a) losses suffered by the Operating Partnership, (b) the amount of cash distributed to the Company and (c) by constructive distributions resulting from a reduction in the Company's share of indebtedness of the Operating Partnership.

        If the allocation of the Company's distributive share of the Operating Partnership's loss exceeds the adjusted tax basis of the Company's partnership interest in the Operating Partnership, the recognition of such excess loss will be deferred until such time and to the extent that the Company has an adjusted tax basis in its partnership interest. To the extent that the Operating Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Operating Partnership (such decreases being considered a cash distribution to the partners), exceed the Company's adjusted tax basis, such excess distributions (including such constructive distributions) constitute taxable income to the Company. Such taxable income will normally be characterized as a capital gain, and if the Company's interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year for corporations), the distributions and constructive distributions will constitute long-term capital gains. Under current law, capital gains and ordinary income of corporations are generally taxed at the same marginal rates.

Sale of the Centers

        The Company's share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "—Income Tests." Such prohibited transaction income may also have an adverse effect upon the Company's ability to satisfy the income tests for qualification as a real estate investment trust. See "Taxation of Tanger Factory Outlet Centers, Inc.—General." Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of the Operating Partnership's trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership intends to hold the Centers for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating the Centers (and other shopping centers) and to make such occasional sales of the Centers, including peripheral land, as are consistent with the Operating Partnership's investment objectives.

Other Tax Consequences

        The Company may be subject to state or local taxation in various state or local jurisdictions, including those in which it transacts business. The state and local tax treatment of the Company may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.

XIII.    PLAN OF DISTRIBUTION

        The Company and the Operating Partnership may offer the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

        Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. The Company and the Operating Partnership may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from the Company or the Operating Partnership in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by the Company or the Operating Partnership to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, are set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Securities Act"). Underwriters, dealers and agents may be entitled, under agreements entered into with the Company and the Operating Partnership, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

        If so indicated in the applicable prospectus supplement, the Company and the Operating Partnership will authorize dealers acting as their agents to solicit offers by certain institutions to purchase the securities from them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in each prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of the securities sold pursuant to contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of the Company or the Operating Partnership, as the case may be. Contracts will not be subject to any conditions except:

  •
  the purchase by an institution of the securities covered by its contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and

  •
  if our securities are being sold to underwriters, the Company or the Operating Partnership, shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by contracts.

        Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for the Company and the Operating Partnership in the ordinary course of business.

XIV.    EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Tanger Factory Outlet Centers, Inc. for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Tanger Properties Limited Partnership for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

XV.  LEGAL MATTERS

        Latham & Watkins LLP, New York, New York will pass upon the validity of the securities offered by this prospectus. Any counsel for any underwriters, dealers or agents will rely on Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A., Burlington, North Carolina as to certain matters of North Carolina law.

        In addition, the description of federal income tax consequences contained in this prospectus entitled "Material Federal Income Tax Considerations to Tanger Factory Outlet Centers, Inc. of its REIT Election" is based upon the opinion of Latham & Watkins.

800,000 Shares
Tanger Factory Outlet Centers, Inc.
7.5% Class C Preferred Shares

PROSPECTUS SUPPLEMENT
February 8, 2006

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TABLE OF CONTENTS
FORWARD-LOOKING STATEMENTS
PROSPECTUS SUPPLEMENT SUMMARY
Tanger Factory Outlet Centers, Inc.
RISK FACTORS
USE OF PROCEEDS
RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS
CAPITALIZATION
DESCRIPTION OF PREFERRED SHARES
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS FOR HOLDERS OF OUR CLASS C PREFERRED SHARES
PLAN OF DISTRIBUTION
LEGAL MATTERS
WHERE YOU CAN FIND MORE INFORMATION
$600,000,000 TANGER FACTORY OUTLET CENTERS, INC. Preferred Shares, Depositary Shares, Common Shares and Common Share Warrants and TANGER PROPERTIES LIMITED PARTNERSHIP Debt Securities
PROSPECTUS
Ratio of Earnings to Fixed Charges
Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends